UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GREENLIGHT CAPITAL RE, LTD.
(Name of Registrant As Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
JULY 28, 2026

Notice is hereby given that the Annual General Meeting of Shareholders, or the Meeting, of Greenlight Capital Re, Ltd., or the Company, will be held at the Company’s offices at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on July 28, 2026 at 9:00 a.m. (local time), for the following purposes:
1.To consider and vote upon a proposal to elect eleven (11) directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2027, or the 2027 Meeting;
2.To consider and vote upon a proposal to ratify the appointment of Deloitte Ltd. as the independent auditors of the Company for the fiscal year ending December 31, 2026;
3.To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
4.To transact any other business that may properly come before the Meeting or any adjournment or postponement thereof.
Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.
Only shareholders of record, as shown by the transfer books of the Company, at the close of business on May 1, 2026 will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.
In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders over the Internet rather than in paper form. We believe these rules allow us to provide our shareholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.
Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the election of each director nominee named in proposal 1 and FOR proposals 2 and 3.

By Order of the Board of Directors,
/s/ David Sigmon
David Sigmon
Corporate Secretary
April 24, 2026
Grand Cayman, Cayman Islands

MEETING INFORMATION

DATE	TIME	PLACE
July 28, 2026	9:00 a.m., Local Time	65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands
HOW TO VOTE
Your vote is very important. Whether or not you plan to attend the Meeting, we encourage you to read this proxy statement and submit your proxy so that your shares can be voted at the Meeting and to help us ensure a quorum at the Meeting. You may nonetheless vote in person if you attend the Meeting.

IN PERSON	BY PHONE	BY INTERNET	BY MAIL
You may come to the Meeting and cast your vote in person	1-800-690-6903	www.proxyvote.com	Mark, sign and date your proxy card and return it in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JULY 28, 2026: THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.envisionreports.com/GLRE

GREENLIGHT RE
GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207, Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
JULY 28, 2026
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors, or our Board, of Greenlight Capital Re, Ltd., or the Company, of proxies for use at the Annual General Meeting of Shareholders of the Company, or the Meeting, to be held at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on July 28, 2026 at 9:00 a.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including consolidated financial statements, or the Annual Report, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. We will furnish any exhibit to our Annual Report at no charge to any shareholder who provides a written request to the Company’s Secretary at the address above. You can also access our filings with the Securities and Exchange Commission, including our Annual Reports and all amendments thereto, at www.sec.gov.
This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are first being provided to shareholders on or about May 13, 2026.
Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “the Company,” “GLRE,” “we,” “us,” “our,” and similar expressions are references to Greenlight Capital Re, Ltd. (and/or applicable subsidiary). All references to “Greenlight Re” are references to Greenlight Reinsurance, Ltd., a Cayman Islands reinsurer and wholly-owned subsidiary of GLRE. All references to “GRIL” are references to Greenlight Reinsurance Ireland, Designated Activity Company, an Ireland reinsurer and wholly-owned subsidiary of GLRE.
2026 PROXY STATEMENT 1

GREENLIGHT RE
PROXY SUMMARY
This summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please refer to the complete Proxy Statement and our Annual Report prior to voting at the Meeting.
Items of Business
The items of business to be addressed at the Meeting are as follows:
1.Elect each of the eleven (11) director nominees to serve on the Company’s Board of Directors until the Annual General Meeting of Shareholders of the Company in 2027, or the 2027 Meeting;
2.Ratify the appointment of Deloitte Ltd., an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026;
3.Conduct a non-binding advisory vote on executive compensation (“Say-on-Pay”); and
4.Transact any other business that may properly come before the Meeting or any adjournment or postponement thereof.
Recommendations of the Board
Our Board recommends that our shareholders take the following actions at the Meeting:

Proposal		Board Voting Recommendation	Page Reference

1	Election of the Company’s Board of Directors	FOR each nominee	10
2	Ratification of Company’s Auditors	FOR	28
3	Advisory Vote on Say-on-Pay	FOR	28
2 2026 PROXY STATEMENT

GREENLIGHT RE
THE COMPANY AT A GLANCE
Overview
The Company provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd's platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.
Today, our lean, flexible operating platforms provide global market access from three strategic jurisdictions: the Cayman Islands, Ireland, and the United Kingdom.
The Company’s business is comprised of the following
Strategic Pillars:

Open Market Reinsurance Underwriting	Innovations Underwriting & Investments	Value Orientated Investment Strategy

Primarily follow business with line determined by expertise and market intelligence	Leverage investment to provide optionality to participate in (re)insurance business opportunities	Designed to achieve higher rates of return over the long term than more traditional fixed income investment strategies
Small scale allows consistent review of all risks and dynamic allocation of capacity to best opportunities	Benefit from potential capital appreciation on early stage investments	Low correlation to underwriting
Long-short strategy reduces market exposure
Focus on short- and medium-tail risks where we can compete on similar terms with larger peers	For each investment, we aim to have a high level of influence and option on future business	Liquid portfolio

2026 PROXY STATEMENT 3

GREENLIGHT RE
2025 Financial Highlights
The Company’s financial highlights for 2025 included net income of $74.8 million, compared to $42.8 million in 2024, and gross written premium of $773.3 million, representing a 10.7% increase in gross written premium compared to 2024. The Company’s combined ratio in 2025 was 94.6%, versus 101.4% in 2024, and return on average equity in 2025 was 11.1%, versus 6.9% in 2024.
Over the past five years,
Total Shareholders’ Equity
has steadily increased each year as follows:

CAGR: 8.8%
$475.7
$503.1
$596.1
$635.9
$708.0
2021
2022
2023
2024
2025

(Dollars in Millions)
Compound Annual Growth Rate (CAGR) is calculated from December 31, 2020 ($464.9) through year-end 2025.

The foregoing growth in shareholders’ equity over the past five years demonstrate the strength of our go-forward strategy and dedication and hard work of our employees.1 We continue to prioritize long-term growth in diluted book value per share as a primary financial metric in measuring our Company’s performance, and believe our current strategy positions us for success under this metric. We are also proud that in 2025, international rating agency AM Best upgraded the financial strength rating for our principal operating subsidiaries from “A-” to “A” (Excellent).

1 As of year-end 2025, we had 84 employees across our offices in the Cayman Islands, Ireland and the United Kingdom.
4 2026 PROXY STATEMENT

GREENLIGHT RE
Corporate Governance Highlights
We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. The section entitled “Corporate Governance and Board of Directors and Committees” below describes our corporate governance framework, which includes the following highlights:

•Annual election of directors
•Eight of our eleven director nominees are independent
•Five of our eleven director nominees joined our Board since 2021, with one additional independent director nominee joining in 2026 subject to shareholder approval
•Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines
•Conflict of Interest and Related Party Transaction Policy
•One class of ordinary shares across all shareholders

•Frequent executive sessions of independent members of the Board and Committees
•Separation of the roles of Board Chair, CEO and Lead Independent Director
•Nominating, Governance and Corporate Responsibility Committee participates in executive succession planning
•Directors elected by majority vote
•Annual Board self-assessment process
•Board and Committee review of strategic, operational and compliance risks

•"Whistleblower” hotline
•Ordinary Share Ownership Guidelines for Directors and Named Executive Officers adopted in 2021
•Amended and Restated Insider Trading Policy (including prohibition on hedging and pledging)
•Pay for Performance alignment
•Coordinated investor outreach
•No poison pill
•Clawback Policy for incentive compensation (cash and equity)

Proxy Governance Shareholder Engagement
The Board values engaging regularly with the Company’s shareholders. The Company is committed to ongoing engagement with its stakeholders on all matters that are important to our shareholders, including executive compensation, governance, and board diversity, particularly in the months preceding each Annual General Meeting. We continue to conduct outreach with our top institutional shareholders as well as other shareholders that request engagement.

2026 PROXY STATEMENT 5

GREENLIGHT RE
Corporate Responsibility
Our Nominating, Governance and Corporate Responsibility Committee of our Board has ultimate oversight over our corporate responsibility strategy and practices and is responsible for reporting to the Board periodically on these issues.
Governance
We maintain our Code of Business Conduct and Ethics, or the Code of Ethics, that showcases our Company’s commitment to do the right thing. The Code of Ethics has important guidelines, expectations and information that our employees, officers and directors commit to, which guide their day-to-day business behavior. To further align the values of each company stakeholder, we also maintain an insider trading policy, share ownership and retention policy, conflict of interest and related party policies, clawback policy and corporate governance guidelines. See “Corporate Governance Highlights.”
Employee Engagement & Creation of Core Values
We are committed to employee engagement and enhancing the morale and well-being of our employees. In 2024, we conducted a comprehensive employee engagement survey, completed by over 88% of our employees in all of our offices to measure employee satisfaction, morale and engagement in a variety of areas. Through feedback in this survey, as well as input from our Board of Directors during multiple board meetings, in late 2024 we formalized the following set of five core values that reflect how our colleagues should strive to operate and behave across Greenlight, regardless of location, level, or function: Nimble, Innovative, Excellence, Accountable, and Collaborative. In 2025, we embedded these core values throughout our culture through such actions as incorporating the values into our talent acquisition and employee review processes as well as into our quarterly employee recognition and spotlight program.
Community
We aim to positively influence social, environmental and economic conditions for our employees, and by extension the communities where we live and work.
The Company and our Board value each of our employees and remain committed to ensuring that a safe and healthy workplace and environment is maintained. The Company is helping our employees and their families thrive by offering comprehensive benefit plans and personal and professional wellness tools, including premium healthcare benefits, life and disability insurance, generous vacation allowances irrespective of title and position, a health and wellness stipend, a flexible work policy and company-sponsored access to professional development and training seminars and programs. In addition to fostering an environment of workplace respect, we encourage employees to preserve and promote a clean, safe, and healthy local and global environment. In addition, the Company offers, among other activities, social events organized by the Company’s Social Committee, and a new peer nominated employee recognition program put in place in early 2024.
The Company has had a Charity Committee since 2006, which is composed of employees with oversight from a designated executive officer. The Charity Committee considers donation requests by employees that focus on areas of environment, youth and sports, arts and culture and benevolence. Additionally, at the discretion of the designated executive officer, the Company matches contributions made by our employees to non-profit organizations, including to environmental and social causes. During 2025, the Company supported the Cayman Islands Crisis Center (shelter for women), YMCA, Code Cayman (providing free programming courses to youth), and the Cayman Islands Ministry of Youth, Sports, Culture and Heritage’s “Proud of Them” campaign.
Since 2008, we have maintained a scholarship program that provides financial assistance to Caymanian students who wish to further their post-high school education, allowing them to obtain degrees or vocational training in the field of their choice. We are proud that during 2025, we continued to provide scholarship funds to select Caymanian students to assist with their post-secondary education, and we have provided scholarship funds to over 100 students since inception of the program.
6 2026 PROXY STATEMENT

GREENLIGHT RE
Environmental
Climate change is a clear and present threat to the long-term health of our planet. Accordingly, the Company understands its responsibility not only to provide solutions that help our clients manage their environmental and climate change risks, but also to monitor and control our carbon usage and ecological impact resulting from our operations. Our Company is headquartered in Camana Bay, Grand Cayman, which is a community that values sustainable practices and initiatives, including a solar energy program, a recycling program, a farmers market to encourage locally-sourced food, and electric vehicle charging stations.
Further, while our operations do not have a large physical footprint, we recognize that even the smallest measures contribute to minimizing our environmental impact and maximizing the sustainability of our business. As part of those small efforts, we have reduced our printing (including for instance a paperless claims processing system designed to eliminate the need for printing hard copies of claims files), maintain a recycling program in our Cayman headquarters, leverage cloud application services and third party hosting to reduce data center processing, and promote flex hours and a work-from-home policy to help reduce traffic congestion and commuting emissions.
In addition, by virtue of our business, the Company assesses and offers protection against weather-related risks such as hurricanes, storms, wildfires and floods, helping businesses and individuals proactively manage their exposure to such risks. As insured losses from natural catastrophes continue to increase due to such factors as human population growth, urbanization, economic development and a higher concentration of assets in exposed areas, as well as a trend of increasing large losses from secondary perils (such as hail, flood, storm or bushfire), we continue to offer solutions to our clients and customers to help mitigate the increased costs that climate change is exacerbating. We actively include environmental risks within our modelling and risk management practices, in order to inform our underwriting decisions. Our continuous efforts to update and refine our risk perception in alignment with evolving loss and hazard trends allow us to remain agile and often more responsive than traditional vendor models. Our strategy in this area integrates a broad spectrum of data sources, including modelled cedant data and claims to inform our pricing and underwriting strategies. In assessing climate and environmental-related risks, we also rely on a diverse set of external data, including from the Intergovernmental Panel on Climate Change and National Oceanic and Atmospheric Administration.
The Company also considers environmental causes with regard to its sponsorships and donations. For instance, the Company is a proud supporter and “diamond level” sponsor of the National Trust for the Cayman Islands and in 2025 provided donations to the National Trust in relation to wetlands and mangrove preservation. The National Trust is a nonprofit organization created to preserve the biodiversity of the Cayman Islands, working through education and conservation to protect environmentally sensitive areas across all three Cayman Islands.

2026 PROXY STATEMENT 7

GREENLIGHT RE
VOTING
Voting Procedures
As a shareholder of GLRE, you have a right to vote on certain business matters affecting GLRE. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed below under the “Proposals” section. Each ordinary share of GLRE you own as of the record date, May 1, 2026, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Articles, as described below under “Voting Securities and Vote Required.”
Electronic Availability of Proxy Materials for 2026 Annual Meeting
Under rules adopted by the Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about May 13, 2026 we will mail to our shareholders (other than those who previously requested electronic or paper delivery of all proxy materials) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote over the Internet, by mail or telephone.
This process is designed to expedite shareholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Requesting a Paper Copy of Proxy Materials
Any registered shareholder receiving a Notice of Internet Availability who would like to request a separate paper copy of these materials, should: (1) go to www.envisionreports.com/GLRE and follow the instructions provided; (2) send an e-mail message to investorvote@computershare.com with “Proxy Materials Greenlight Capital Re, Ltd.” in the subject line and provide your name, address and the control number that appears in the box on the Notice of Internet Availability, and state in the e-mail that you want a paper copy of current meeting materials; or (3) call our stock transfer agent (Toll Free) at 1 (866) 641-4276.
Householding
The SEC has adopted rules that permit companies to satisfy the delivery requirements for notices of annual meetings, proxy statements, proxy cards and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials to those shareholders. A single notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received. Shareholders sharing an address who are currently receiving multiple copies may also request delivery of a single copy by following the instructions above.
8 2026 PROXY STATEMENT

GREENLIGHT RE
VOTING SECURITIES AND VOTE REQUIRED
As of April 10, 2026, 33,510,609 ordinary shares, par value $0.10 per share are issued and outstanding. This is our only class of equity shares outstanding and entitled to vote at the Meeting.
Ordinary Shares
Each ordinary share is entitled to one vote per share. However, except upon unanimous consent of our Board, no holder is permitted to acquire an amount of shares which would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the total voting power of the total issued and outstanding ordinary shares, such person referred to hereinafter as a 9.9% Shareholder. In May 2023, in connection with the proposals that passed at our 2023 AGM eliminating our former dual-class share structure, our Board consented to our Chairman David Einhorn beneficially owning more than 9.9% of the total voting power of the total issued and outstanding ordinary shares, up to the amount of ordinary shares beneficially owned by David Einhorn at the time of the consent (i.e., 6,254,714 ordinary shares).
Quorum; Vote Required
The attendance of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding ordinary shares as of May 1, 2026, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting, or the Record Date, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the votes cast by the holders of ordinary shares present in person or represented by proxy at a general meeting of the Company and entitled to vote will be required to elect each of the director nominees named in proposal 1 and to approve proposals 2 and 3, each set forth in the Notice of Annual General Meeting of Shareholders. Although the advisory votes in proposal 3 is non-binding as provided by law, our Board of Directors will review the result of the vote and take it into account in making future determinations concerning executive compensation.
With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business. Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal.

SOLICITATION AND REVOCATION
Proxies must be received by us by 11:59 p.m. (local time) on July 27, 2026, the day prior to the Meeting day. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.
To do this, you must:
•enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;
•file a written revocation with the Secretary of the Company at our address set forth above;
•file a duly executed proxy bearing a later date; or
•appear in person at the Meeting and vote in person.
The individuals designated as proxies in the proxy card are officers of the Company.
All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in proposal 1, FOR each of proposals 2 and 3, each proposal as described herein as set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.
2026 PROXY STATEMENT 9

GREENLIGHT RE
PROPOSAL ONE: ELECTION OF DIRECTORS OF THE COMPANY
The Articles provide that members of our Board shall be appointed annually for a term of appointment that will end at the conclusion of the Annual General Meeting of Shareholders of the Company following the one at which they were appointed. Currently, we have ten directors serving on our Board. At the recommendation of our Nominating, Governance and Corporate Responsibility Committee, our Board has nominated current members of the board David Einhorn, Johnny Ferrari, Ursuline Foley, Leonard Goldberg, Victoria Guest, Ian Isaacs, Bryan Murphy, Joseph Platt, Daniel Roitman and Greg Richardson. At the recommendation of our Nominating, Governance and Corporate Responsibility Committee, our Board has also determined to increase the size of the Board from 10 to 11, and has nominated Ariel Warszawski to serve as a director of the Company. The Company anticipates eventually targeting a board size of between 8 and 10 directors through continued refreshment and/or retirements. All of the nominees will be voted on by all holders of record of ordinary shares as of the Record Date. Our Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.
Director Nominees
Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees.

Name	Age	Position	Since	Independent	Member of Audit Committee	Member of Compensation Committee	Member of Underwriting Committee	Member of Nominating, Governance and Corporate Responsibility Committee

Greg Richardson	66	Director, Chief Executive Officer	2024				•
David Einhorn	57	Director (Chair)	2004				•
Johnny Ferrari	58	Director	2021	✓	•			•
Ursuline Foley	65	Director	2021	✓	•	•
Leonard Goldberg	63	Director	2005	✓			•
Victoria Guest	59	Director	2021	✓	•			•
Ian Isaacs	71	Director	2008 and 2004-2007	✓		•
Bryan Murphy	80	Director	2008	✓	•		•
Joseph Platt	78	Director (Lead Independent)	2022 and 2004-2021	✓		•		•
Daniel Roitman	56	Director	2023
Ariel Warszawski	58	Director	N/A	✓

•	Chair	•	Member

If elected, the board will determine in the future which of the Company’s standing committees Mr. Warszawski will join.
There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company and no arrangements or understandings between any of the nominees and any other person pursuant to which he or she was selected as a nominee.
Each of the nominees have consented to serve as a director of the Company if elected.
10 2026 PROXY STATEMENT

GREENLIGHT RE
Director Nominee Skills and Qualifications
Our Board seeks directors with a broad range of skills, experience and perspectives in order to ensure effective oversight of the Company’s strategies and risks. The Board believes its members must be willing and able to devote adequate time and effort to Board responsibilities. In evaluating director candidates, the Nominating, Governance and Corporate Responsibility Committee evaluates attributes such as independence, integrity, expertise, breadth of experience, diversity, knowledge about the Company’s business and industry and ownership in the Company. The skills matrix below highlights our director nominees’ key skills and qualifications that are directly relevant to our business, strategy and operations.

	Greg Richardson	David Einhorn	Johnny Ferrari	Ursuline Foley	Leonard Goldberg	Victoria Guest	Ian Isaacs	Bryan Murphy	Joseph Platt	Daniel Roitman	Ariel Warszawski

Financial Services Industry Experience	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆
Senior Leadership Experience	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆
Financial Reporting	◆		◆		◆			◆		◆
Risk Assessment/Risk Management	◆		◆	◆	◆	◆		◆	◆	◆
Legal/Regulatory Expertise			◆		◆	◆		◆	◆
Public Company Board Experience		◆		◆					◆
Global/International experience	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆	◆
Cybersecurity/Technology Experience			◆	◆						◆

2026 PROXY STATEMENT 11

GREENLIGHT RE
Current Board Snapshot
Director Independence
70%
Independent
Committee Leadership Diversity
50%
2 of our 4 committees are chaired by women
Director Diversity
30%
Diverse
Director Age
65
Average
4 directors: 55 to 60 years old
2 directors: 61 to 65 years old
4 directors: >65 years old
Director Refreshment
Of our current ten directors, three joined in 2021, one joined in 2023 and one joined in 2024. In addition, the Board has nominated one additional independent candidate to join the Board in 2026.

2021	2023	2024
THREE NEW DIRECTORS JOINED	ONE NEW DIRECTOR JOINED	ONE NEW DIRECTOR JOINED
Victoria Guest	Daniel Roitman	Greg Richardson
Johnny Ferrari
Ursuline Foley

12 2026 PROXY STATEMENT

GREENLIGHT RE
Director Nominee Biographical Information
Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating, Governance and Corporate Responsibility Committee and our Board to conclude that the nominee should serve as a director of the Company.

Greg Richardson Age: 66 Director Since: 2024
Business Experience: Mr. Richardson has been our CEO and a director since January 1, 2024, and a director of Greenlight Re since March 2024 following regulatory approval. He previously served as Chief Risk and Strategy Officer at TransRe from 2014 to 2023. Prior to that, he held strategic planning and underwriting roles and served as Chief Underwriting Officer at Harbour Point Re (which merged with Max Re Capital to form Alterra Re) from 2006 to 2013.

Education: Mr. Richardson graduated with a Bachelor of Science Honors degree in Mathematics from Purdue University, was a Marshall Scholar at Oxford University and obtained his Master of Business Administration degree in Finance from the University of Chicago.

Qualifications: Mr. Richardson’s deep U.S. and international expertise in the industry and experience in a number of underwriting and strategic positions, makes him well suited for the Chief Executive Officer role. Mr. Richardson’s leadership experience also enables him to provide valuable contributions to the Board and help shape our go-forward strategy.

David Einhorn Age: 57 Director Since: 2004
Business Experience: Mr. Einhorn has been Chair of our Board since our formation in 2004. Mr. Einhorn also has served as a director of Greenlight Re since 2004. Mr. Einhorn co-founded, and has served as the President of, DME Capital Management, LP d/b/a Greenlight Capital (together with its predecessor entity, Greenlight Capital, Inc., referred to herein as Greenlight Capital) since January 1996. Mr. Einhorn serves as President of DME Advisors, LP, or DME Advisors, the investment advisor of Solasglas Investments, LP in which the Company invests. Greenlight Capital and DME Advisors are affiliates of the Company.

Education: Mr. Einhorn graduated summa cum laude with distinction from Cornell University in 1991 where he earned a B.A. from the College of Arts and Sciences.

Directorships: Since April 2006, Mr. Einhorn has served as a director of Green Brick Partners, Inc. (Nasdaq: GRBK).

Qualifications: Mr. Einhorn’s business acumen, public company board experience, extensive investment experience and share ownership provides valuable strategic leadership to the Company.

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GREENLIGHT RE

Johnny Ferrari Age: 58 Director Since: 2021
Business Experience: Mr. Ferrari has been a director of the Company and Greenlight Re since 2021, and is currently a consultant in the financial services industry after having retired from KPMG International, or KPMG, in June 2021. Prior to his retirement, Mr. Ferrari provided audit services to companies in the banking, insurance and asset management industries. Mr. Ferrari held multiple roles for KPMG, including serving as a member of the Global Monitoring Group for KPMG International from July 2017 to June 2021, Chief Operating Officer for Audit Quality for KPMG EMA Region from October 2019 to June 2021 and as an Audit Partner for KPMG Cayman Islands from October 2003 to September 2019, including serving as Partner in Charge of Risk Management from October 2012 to September 2019. Mr. Ferrari also served as a member of KPMG’s Executive Management Committee and participated on the Audit Quality Professional Practice Steering Committee from October 2012 to September 2019. Mr. Ferrari has experience in the preparation of financial statements in accordance with United States and International generally accepted accounting principles. Mr. Ferrari is also a director of North End Re (Cayman) SPC, a subsidiary of Brookfield Reinsurance Ltd., since July 2022.

Education: Mr. Ferrari holds a Bachelor’s degree from the University of Toronto. Mr. Ferrari is a member of the Chartered Professional Accountants of Ontario and Cayman Islands Institute of Professional Accountants.

Qualifications: Mr. Ferrari’s international audit, accounting, regulatory and operational experience, as well as his deep familiarity with the financial services industry, adds financial expertise, compliance risk oversight and leadership to the Board.

Ursuline Foley Age: 65 Director Since: 2021
Business Experience: Ms. Foley has been a director of the Company and Greenlight Re since 2021. From April 2016 until her retirement in October 2018, Ms. Foley served as Chief Corporate Operations Officer and Managing Director of XL Group PLC, a global provider of commercial insurance and reinsurance, which became AXA XL in September 2018. From 2010 to April 2016, Ms. Foley served as Chief Information Officer, Chief Data Officer (Enterprise Enablement Strategy) for XL Group PLC. Ms. Foley has also served in other senior roles for XL Group PLC, including Senior Vice President, Chief Information Officer of Reinsurance for the Property and Casualty, Life and Financial Lines for XL Reinsurance.

Education: Ms. Foley graduated from University College Cork, where she earned a Bachelor’s degree in 1982 and a Teaching Diploma in 1983, and from Pace University, where she earned a Masters of Computer Science in 1991. Ms. Foley also holds certificates from Babson University in Technology Leadership, the NYC College of Finance and NYC College of Insurance.

Directorships: Ms. Foley currently serves on the board of directors of Provident Financial Services, Inc. (NYSE: PFS) and Provident Bank and is a member of the Risk, Finance and Technology committees. Ms. Foley also currently serves on several advisory and non-profit boards.

Qualifications: Ms. Foley possesses substantial executive leadership skills and valuable operational, cyber, risk and technology insights into global business strategy. Her other significant public and private company board experience enhances our governance structure and broadens the Board’s perspectives. Ms. Foley is a Qualified Risk Director (QRD) certified by the Directors Chief Risk Officer (DCRO) Institute since 2021, and also holds a Certified Cyber Risk for Boards Certification from the DCRO Institute since 2022.

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Leonard Goldberg Age: 63 Director Since: 2005
Business Experience: Mr. Goldberg has been a director of the Company and Greenlight Re since 2005. He currently serves as President of Len Goldberg Inc., a consulting firm providing services to the insurance industry, and as an executive advisor to a private equity firm investing in the insurance industry. He served as our interim Chief Executive Officer from March 31, 2017 through June 30, 2017 and as our as Chief Executive Officer of our Company from August 2005 through August 2011. Mr. Goldberg has more than 30 years of insurance and reinsurance experience. He worked with the Alea Group, a reinsurance company, from August 2000 to August 2004, including serving as Chief Executive Officer of Alea North America Insurance Company and Alea North America Specialty Insurance Company from March 2002 to August 2004, where he was responsible for the insurance and reinsurance strategy for the North America region. Prior to working with the Alea Group, Mr. Goldberg served as Chief Actuary and Senior Vice President – Financial Products of Custom Risk Solutions, a managing general agency company, from April 1999 to August 2000. From May 1995 to December 1998, Mr. Goldberg provided various actuarial services to Zurich Group, a reinsurance company, including acting as chief actuary of Zurich Re London.

Education: Mr. Goldberg received his B.A. in Mathematics from Rutgers University in 1984 and Masters in Business Administration, Finance Concentration, from Rutgers Executive MBA program in 1993 and is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

Directorships: Mr. Goldberg sat on the board of directors of Transverse Insurance Group from 2020 until 2023, where he also served as chair of the audit committee. In 2024, Mr. Goldberg became a director on the group board of directors of Incline Insurance Group. This group includes Incline National Insurance Co., Incline Casualty Insurance Co., Incline Specialty Insurance Co., and Redpoint County Mutual.

Qualifications: Mr. Goldberg’s prior experience as Chief Executive Officer of the Company, as well as his significant underwriting and actuarial expertise and business experience, provides him with deep familiarity the reinsurance industry. Mr. Goldberg’s multilayered understanding of our Company and the reinsurance industry brings valuable insights to our Board.

Victoria Guest Age: 59 Director Since: 2021
Business Experience: Ms. Guest has served as a director of the Company and Greenlight Re since 2021. Ms. Guest was General Counsel and Corporate Secretary of Hamilton Insurance Group, Ltd., a Bermuda-based holding company for insurance and reinsurance operations, from December 2013 until retirement in November 2017. From July 2012 to December 2013, Ms. Guest was General Counsel and Corporate Secretary of SAC Re Holdings, Ltd, a Bermuda-based reinsurer. Ms. Guest has also served as General Counsel and Corporate Secretary of Ariel Holdings, Ltd. from July 2009 to June 2012 and RAM Holdings, Ltd. from January 2006 to June 2009. Prior to 2006, Ms. Guest was a corporate associate with New York City based law firms.

Education: Ms. Guest has a Juris Doctor from Harvard Law School and a Bachelor of Arts from Stanford University.

Directorships: Ms. Guest served on the board of directors of Ram Reinsurance Company Ltd. Ms. Guest currently serves on the board of directors of The Bessemer Group, Incorporated and its principal subsidiary banks, and the board of managers/directors of Bessemer Securities LLC and its principal subsidiary.

Qualifications: Ms. Guest brings to our Board significant legal, insurance regulatory and governance expertise gained from years of in-house and private practice experience. Her professional experience, including serving on the board of a multi-family office that oversees more than $100 billion in assets, and seasoned judgment provides significant value in assessing risk and overseeing strategy and compliance matters.

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Ian Isaacs Age: 71 Director Since: 2008 and 2004–2007
Business Experience: Mr. Isaacs has currently served as a director of the Company since 2008 in addition to serving as a director of Greenlight Re. Mr. Isaacs also currently serves as Chair of Greenlight Re’s Investment Committee, and previously also served as a director of the Company from 2004 until 2007. Since August 2015, Mr. Isaacs has served as Managing Member of Katonah Research LLC, a firm which provides market intelligence to professional investors. From September 2012 to April 2015, Mr. Isaacs served as a senior partner at Gagnon Securities, a New York-based broker dealer where his duties included providing portfolio analytics and market intelligence to institutional investors. Previously, from April 2008 to July 2012, Mr. Isaacs served as a senior partner at Merlin Securities, a San Francisco-based broker dealer. Mr. Isaacs previously served as a director of our Board from its founding in July 2004 until February 2007. Mr. Isaacs stepped down from the Board in February of 2007, due to his then-current employer’s policy prohibiting its employees from serving on boards of publicly-traded companies. Mr. Isaacs rejoined the Board in May 2008, shortly after joining Merlin Securities. Mr. Isaacs also has served as a director of Greenlight Re since 2008. Previously, from July 2000 to March 2008, Mr. Isaacs served as a Senior Vice President, Investments, with UBS Financial Services, a subsidiary of UBS AG, a Zurich-based investment bank. At UBS Financial Services and Merlin Securities, Mr. Isaacs conducted market research for institutional investors, including Greenlight Capital.

Education: Mr. Isaacs holds a Bachelor of Arts from Carleton College.

Qualifications: Mr. Isaacs brings significant experience in the securities business, including experience evaluating business models and executive strategy. His financial investment experience and expertise provides valuable insight into our alternative asset strategy.

Bryan Murphy Age: 80 Director Since: 2008
Business Experience: Mr. Murphy has served a director of the Company and Greenlight Re since 2008 and has served as the Chair of the Board of GRIL since December 5, 2018. From 1996 until his retirement in December 2007, Mr. Murphy served as a founding director and Chief Executive Officer of Island Heritage Holdings Ltd., a Cayman Islands based property, liability and automobile insurer. Prior to Island Heritage, Mr. Murphy acted as a consultant to Trident Partnership from 1994 to 1996 and was employed by International Risk Management Group from 1978 to 1994. Mr. Murphy has over 40 years’ experience in the insurance business and has held senior positions in several countries, including the Cayman Islands, Ireland, Ethiopia and Saudi Arabia.

Education: Mr. Murphy holds a degree in Economics and Mathematics from University College, Dublin, Ireland.

Directorships: From 2014 to 2016, Mr. Murphy served on the board of directors of Bahamas First General Insurance Co., a company that provides general insurance coverage in the Bahamas. Mr. Murphy currently serves on the board of directors of Montgomery Insurance Company and Cayman First Insurance Company Ltd.

Qualifications: Mr. Murphy brings substantial executive experience through which he has gained valuable operational insights and strategic and long-term planning capabilities. He possesses extensive international business management experience in the insurance and reinsurance industry, which provides our Board with valuable insights into global business strategy.

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Joseph Platt Age: 78 Director Since: 2022 and 2004-2021 Lead Director
Business Experience: Mr. Platt, our Lead Director, has currently served as a director of the Company since 2022 in addition to serving as a director of Greenlight Re. Mr. Platt previously also served as a director of the Company and Greenlight Re from 2004 until 2021. Mr. Platt is an active investor as the general partner at Thorn Partners, LP, a family limited partnership, since 1997. Mr. Platt’s career at Johnson and Higgins, or J&H, a global insurance broker and employee benefits consultant, spanned 27 years until the sale of J&H to Marsh & McLennan Companies in March 1997. At the time of the sale of J&H, Mr. Platt was an owner, director and executive vice president responsible for North America and marketing and sales worldwide. Mr. Platt was head of the operating committee and a member of the executive committee at J&H.

Education: Mr. Platt received his B.A. from Manhattan College in 1968 and his J.D. from Fordham University Law School in 1971. Mr. Platt also attended Harvard Business School’s Advanced Management Program in 1983. Mr. Platt is a member of the New York State Bar Association.

Directorships: Mr. Platt served as a trustee of the BlackRock Multi Asset Board (MAB) funds and predecessor funds from 1999 to December 2022. He served on the board of CNX Resources, a natural gas company from 2016 to 2017. He served as a director of Consol Energy Inc. (NYSE:CEIX), a NYSE listed company from 2017 to January 2025. Mr. Platt serves as a director on the board of Core Natural Resources (a merger of Consol Energy and Arch Resources) from January 2025 to present. Mr. Platt has also served on many private and non-for-profit entities.

Qualifications: Mr. Platt has substantial executive experience, insurance industry knowledge and compensation and benefits expertise. Having served as the Lead Director of our Board from 2004 to 2021, and reinstated in 2022 as Lead Director, he adds to the mix of experiences on our Board that promote a robust and deliberative decision-making process. His prior leadership roles with the Company, as well as experiences and leadership roles with other public companies in other industries, enable him to provide valuable contributions and diverse perspective to our Board and its committees.

Daniel Roitman Age: 56 Director Since: 2023
Business Experience: Mr. Roitman has served as a director of the Company and Greenlight Re since 2023. Mr. Roitman has served as Chief Operating Officer and partner of Greenlight Capital since January 2003 and DME Advisors since its formation. From 1996 through 2002, Mr. Roitman served as a vice president at Goldman Sachs. Before joining Goldman Sachs, Mr. Roitman was employed as a member of the New York technology practice at Andersen Consulting, now Accenture. Mr. Roitman has also served on the board of GRIL since 2018.

Education: Mr. Roitman earned a B.S. with distinction in electrical engineering from Cornell University in 1991 and a Master of Engineering in 1992. Mr. Roitman graduated with distinction from the New York University Stern School of Business in 2002, earning an MBA in Finance.

Qualifications: Mr. Roitman’s business acumen and extensive investment experience provide valuable strategic leadership to the Company. His executive and operating experience serving as the Chief Operating Officer of Greenlight Capital will enable him to provide valuable contributions and diverse perspective to our Board.

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Ariel Warszawski Age: 58 Director Since: N/A
Business Experience: Ariel Warszawski is the Co-Founder and Co-CEO of Firefly Minerals, LLC, a company that specializes in the direct and indirect acquisition of royalty-producing natural gas mineral rights in Appalachia (2026-present). He is also the Co-Founder and Co-Portfolio Manager of Firefly RE Management Company (FRE, 2020-present), which manages the Firefly Minerals Special Purpose Vehicle – an investment vehicle that holds a portfolio of royalty-producing natural gas mineral rights in Appalachia. Previously, he was co-founder and co-Portfolio Manager of Firefly Value Partners, a long/short value hedge fund that formed in 2006, launched in 2007 and completed its wind-down in 2025. Prior to Firefly, Ariel worked at Elm Ridge Capital Management (2003-2006), where he was responsible for researching and analyzing companies in the financial services and health care products industries. He also spent three years as an analyst at Bernstein Investment Research and Management (now AllianceBernstein), focusing on North American financials. Ariel’s career began in international strategy consulting. He advised consumer product and industrial companies at William Kent International from 1991 to 1994. He then founded The INTS Group, Inc., where he continued to provide consulting services from 1995 to 1998. From 1998 to 2000, he led Deloitte Consulting’s Global Business Planning function.

Education: Mr. Warszawski holds a Bachelor of Science degree in Materials Science and Engineering from the Massachusetts Institute of Technology. He graduated in 1991.

Qualifications: Mr. Warszawski brings significant US and global business experience from a strategic advisory perspective, an entrepreneurial perspective, and a direct investment perspective. The depth and breadth of these experiences should enable him to make valuable contributions to the Company’s strategy.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure
Our Board is committed to objective, independent leadership and views independent oversight as central to effective Board governance, serving the interests of our shareholders and other stakeholders, and to executing on our strategic objectives and creating long term value.
Since the Company’s formation in 2004, the Company has separated the positions of Chair of the Board and Chief Executive Officer. David Einhorn, who, through an affiliate, sponsored the Company and is the President of DME Advisors, the investment advisor of Solasglas Investments, LP, or SILP, in which each of Greenlight Re and GRIL is a limited partner, has served as Chair of the Board since August 2004. Greg Richardson serves as our Chief Executive Officer and Joseph Platt is our Lead Director.
We believe it is the Chair of the Board’s responsibility to run the Board, the Lead Director’s responsibility to provide independent oversight and chair executive sessions of the Board and the Chief Executive Officer’s responsibility to run the Company. Particularly, we believe it is beneficial to have a Chair of the Board who can concentrate on leading the Board and not have to be involved in the day-to-day operations of the Company and a Lead Director who can focus on chairing meetings of the independent directors, including executive sessions, and ensure that the concerns of the independent directors are heard.
By having three different individuals serve as Chair of the Board, Lead Director and Chief Executive Officer, our Chief Executive Officer is able to focus the vast amount of his time and energy in running the Company and furthering its operational business strategy. We believe our board leadership structure with a Chair of the Board with significant investment experience and expertise, an independent Lead Director with significant board experience and a Chief Executive Officer with significant leadership and management experience and expertise, complements our underwriting and investment strategies and helps us to further our business strategy and objectives.
We currently have seven independent directors and three non-independent directors. The non-independent directors are David Einhorn, Greg Richardson, and Daniel Roitman. Our current independent directors are Johnny Ferrari, Ursuline Foley, Leonard Goldberg, Victoria Guest, Ian Isaacs, Bryan Murphy and Joseph Platt. If elected, the new nominee for the Board, Ariel Warszawski, will also serve as an independent director. We currently have an Audit Committee, a Compensation Committee and a Nominating, Governance and Corporate Responsibility Committee, each of which is composed solely of independent directors, as well as an Underwriting Committee. Our Board is committed to maintaining a majority independent Board and believes that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.
Board and Committee Risk Oversight
The Board provides oversight with respect to the Company’s risk assessment and risk management duties, which are designed to identify, prioritize, assess, monitor, address and mitigate material risks to the Company, including strategic, operational, compliance, public reporting, cybersecurity, technology, financial, underwriting, legal, regulatory, tax, compensatory and other risks. The Board administers oversight function at the Board level and through the Audit Committee, the Underwriting Committee, the Compensation Committee and the Nominating, Governance and Corporate Responsibility Committee. The Board oversees strategic, operational and compliance risks.
Each of the Audit Committee, the Compensation Committee, the Underwriting Committee and the Nominating, Governance and Corporate Responsibility Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled.

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Committee Roles in Risk Oversight

Audit Committee
Assists the Board in its oversight responsibilities regarding:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the Company’s accounting, auditing and financial reporting processes generally;
•the independent auditor’s qualifications, independence and performance;
•the Company’s systems of internal controls regarding finance and accounting; and
•the Company’s internal audit matters.
Discusses with management the policies with respect to risk assessment and risk management, including emerging risks and those related to financial accounting issues, technology and cybersecurity.
Oversees related party transactions.

Compensation Committee
Assists the Board in ensuring that:
•a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management; and
•compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company.
Discharges the Board’s responsibilities relating to the compensation of the CEO and makes recommendations to the Board relating to the compensation of the Company’s non-CEO executive officers.
Administers the Company’s incentive compensation plans and equity-based plans.

Underwriting Committee
Assists the Board in its oversight responsibilities by:
•establishing and reviewing our underwriting policies and guidelines;
•overseeing our underwriting process and procedures;
•monitoring our underwriting performance; and
•overseeing our underwriting risk management exposure.

Nominating, Governance and Corporate Responsibility Committee
Assists the Board in its oversight responsibilities by:
•overseeing the evaluation of the Board’s performance, Board composition and skillset, refreshment and committee leadership;
•evaluating the Company’s governance and sustainability practices and monitoring shareholder feedback;
•reviewing, evaluating and monitoring succession planning for senior management and the Board; and
•reviewing the Company’s operations and business practices with respect to issues including the environment, health, safety, corporate citizenship, public policy and community involvement.

The Company’s senior management is responsible for the day-to-day management of the risks facing the Company, including strategic, operational, compliance, data security, financial, underwriting, legal, regulatory, tax, and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within the Company and reports to the Board and its committees, as appropriate.

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Board and Committee Meetings
Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating, Governance and Corporate Responsibility Committee and an Underwriting Committee. Each committee has a written charter. See table under “Director Nominees” for current membership of each committee as of the date of this proxy statement and see table below for fiscal year 2025 meeting information for each of the Board committees.
We had four (4) meetings of the Board of Directors in 2025. Each of our directors attended in person at least 75% of the aggregate of the total meetings of the Board of Directors and any committee on which they served in 2025, with the exception of one director, Ursuline Foley, who attended only 50% of applicable meetings in 2025 due to health reasons. Directors are invited and expected to attend (in-person or remotely) the annual meeting of shareholders, absent exigent circumstances. All of our then-serving directors attended our 2025 annual general meeting of shareholders, which was held on July 29, 2025.
Members of the Audit Committee, Compensation Committee and Nominating, Governance and Corporate Responsibility Committee must meet all applicable independence tests of the Nasdaq stock market rules and the applicable rules and regulations promulgated by the SEC. Each member of the Audit Committee, Compensation Committee, Nominating, Governance and Corporate Responsibility Committee and Underwriting Committee is appointed by our Board and recommended for such nominations by our Nominating, Governance and Corporate Responsibility Committee.

AUDIT COMMITTEE

Members:
•Johnny Ferrari, chair and financial expert as defined under the rules of the SEC
•Ursuline Foley
•Victoria Guest
•Bryan Murphy
Number of Meetings in 2025: 4

The Audit Committee is composed entirely of non-management directors, each of whom the Board has determined is independent in accordance with the Nasdaq stock market rules and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements.
Primary Responsibilities:
•Assist the Board in oversight of the Company’s financial statements and risk oversight, including the Company’s systems of internal controls regarding finance and accounting.
•Assist the Board in oversight of the Company’s systems, policies and procedures relating to technology and cybersecurity.
•Assist the Board in its oversight of the independent auditor’s qualifications, independence and performance.
•Oversee the appointment, compensation, retention and work of the Company’s independent registered public accounting firm.
•Assist the Board with oversight of the compliance of the Company with legal and regulatory requirements.
•Prepare the Audit Committee report to be included in the Company’s annual proxy statement.

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COMPENSATION COMMITTEE

Members:
•Ursuline Foley, chair
•Ian Isaacs
•Joseph Platt

Number of Meetings in 2025: 4
All of the members of our Compensation Committee are independent as defined under the Nasdaq stock market rules. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company.
The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To discharge the responsibilities of our Board relating to compensation of our executive officers.
Primary Responsibilities:
•Establish, in consultation with senior management, the Company’s general compensation philosophy and objectives.
•Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance and determine the CEO’s compensation level based on this evaluation.
•Review and makes recommendations to the Board with respect to the compensation of the Company’s executive officers.
•Review and make recommendations to the Board regarding the general compensation and benefits policies and practices of the Company.
•Review and make periodic recommendations to the Board as to director compensation and benefit policies.
•Prepare the Compensation Committee Report to be included in the Company’s annual proxy statement.

NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

Members:
•Victoria Guest, chair
•Johnny Ferrari
•Joseph Platt
Number of Meetings in 2025: 4
All of the members of our Nominating, Governance and Corporate Responsibility Committee are independent as defined under the Nasdaq stock market rules. The Nominating, Governance and Corporate Responsibility Committee makes recommendations to our Board as to nominations and compensation for our Board and committee members, as well as structural, governance and procedural matters.
The Nominating, Governance and Corporate Responsibility Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.

Purpose:
To assist the Board in identifying individuals qualified to serve as members of the Board, develop and recommend to the Board a set of corporate governance guidelines, including corporate responsibility practices, oversee the evaluation of the Board and evaluate and monitor succession planning for the Company’s senior management.
Primary Responsibilities:
•Identify individuals qualified to become Board members and assess the diversity of the Board.
•Recommend to the Board the director nominees for election each meeting of the shareholders at which directors will be elected and recommend to the Board nominees to fill any vacancies and newly created directorships on the Board.
•Determine and monitor whether or not each director and prospective director is “independent” and ensure that a majority of the Board is “independent”.
•Develop and recommend to the Board a set of corporate governance guidelines, including evolving corporate responsibility best practices.
•Oversee the evaluation of the Board.
•Annually recommend to the Board the chairs and members of each of the Board’s committees.
•Review the performance of our Board and the Company’s succession planning.

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UNDERWRITING COMMITTEE

Members:
•Bryan Murphy, chair
•David Einhorn
•Leonard Goldberg
•Greg Richardson
Number of Meetings in 2025: 4

The Underwriting Committee, among other things, establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.

Purpose:
To advise the Board and management concerning the establishment and review of each of the Company’s underwriting policies and guidelines and oversee and monitor the Company’s underwriting processes, performance, and risk management exposure.
Primary Responsibilities:
•Approve and periodically review the Company’s underwriting guidelines and policies.
•Review compliance with underwriting guidelines and policies and outwards reinsurance programs and practices.
•Review the performance of major business sectors, large single risks and correlated aggregated risks to determine current risk profile.
•Monitor the Company’s major risk exposures and underwriting function.
•Evaluate the Company’s professional and development plans for key reinsurance underwriting and actuarial functions.

Independence
The Nominating, Governance and Corporate Responsibility Committee and the Board of Directors have reviewed the responses of nominees to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest and have reviewed Nasdaq Stock Market Rule 5605, or Rule 5605, in determining the independence of each director nominee.
Certain of our directors or director nominees have invested or are invested in funds managed by Greenlight Capital or its affiliates. We refer to these funds as the Greenlight Funds. Each of the Greenlight Funds is an affiliate of DME Advisors, the investment advisor of SILP, in which the Company invests. DME Advisors receives significant fees from SILP. DME Advisors is an affiliate of David Einhorn, the Chair of our Board, and Daniel Roitman, a director, and accordingly each of Messrs. Einhorn and Roitman has been deemed to not be independent due to his respective relationship with DME Advisors.
As of December 31, 2025, Joseph Platt, Ian Isaacs and Ariel Warszawski were limited partners in the Greenlight Funds, but do not directly or indirectly benefit from the advisory fees payable to DME Advisors from SILP. In determining independence of these individuals, the Nominating, Governance and Corporate Responsibility Committee considered their respective current or former limited partner interest in the Greenlight Funds, other relationships with Mr. Einhorn, Mr. Roitman and/or the Greenlight Funds, including charitable giving or other business relationships, and the fact that over the last three fiscal years no director received any compensation or other special benefits from the Greenlight Funds or DME Advisors. Under Rule 5605, the Nominating, Governance and Corporate Responsibility considered the above circumstances and ultimately determined that such factors would not interfere with their respective ability to exercise independent judgment in carrying out the responsibilities as a director of the Company.
The Nominating, Governance and Corporate Responsibility Committee considered that Mr. Goldberg was the chief executive officer of the Company from 2005 to 2011 and the interim chief executive officer in 2017 and that Institutional Shareholder Services does not, pursuant to its own voting guidelines, deem Mr. Goldberg to be independent. Notwithstanding, the Nominating, Governance and Corporate Responsibility Committee determined that Mr. Goldberg is independent pursuant to Rule 5605.

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Director or Director Nominee	Independent	Material Transactions and Relationships
Greg Richardson	No	Chief Executive Officer of the Company and Greenlight Re
David Einhorn	No	President of Greenlight Capital and DME Advisors
Johnny Ferrari	Yes	None
Ursuline Foley	Yes	None
Leonard Goldberg	Yes	None
Victoria Guest	Yes	None
Ian Isaacs	Yes	None
Bryan Murphy	Yes	None
Joseph Platt	Yes	None
Daniel Roitman	No	Chief Operating Officer and partner of Greenlight Capital and DME Advisors
Ariel Warszawski	Yes	None
Board Diversity
Our Nominating, Governance and Corporate Responsibility Committee seeks diverse skills sets and perspectives in order to provide representation of varied backgrounds, perspective and expertise to support the demands of our business.
We believe that our current directors bring a diverse set of skills and experience, as well as age, cultural and geographic diversity to the Company that are important to the execution of our strategic goals. Among our eleven nominees for election to our Board, two nominees self-identify as female and one nominee self-identifies as Hispanic.
The Nominating, Governance and Corporate Responsibility Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Nominating, Governance and Corporate Responsibility Committee considers diversity in the broadest context, including race, national origin, gender and sexuality, as well as diversity of professional experience, employment history, and experience on other boards of directors and as management of other companies.
In addition to the foregoing, we note that our director nominees are nationally diverse, comprised of citizens from the United States, Cayman Islands, Canada, Colombia, and Ireland.
Self-Evaluation and Peer Review Processes
Board evaluation plays an important role in assessing the effectiveness of our Board. Pursuant to our Corporate Governance Guidelines, each of our directors, on an annual basis, is subject to a self-evaluation and peer review. Since 2023, the Board has augmented the self-evaluation process from written questionnaires to entirely oral interviews, conducted by the chair of the Nominating, Governance and Corporate Responsibility Committee and the Company’s Lead Director, in order to encourage greater free-flowing and candid discussions and responses by each of the directors throughout the process.
The Nominating, Governance and Corporate Responsibility Committee monitors the self-evaluation and peer review process and oversees the evaluation of the Board’s performance, Board composition and skill set, refreshment and committee leadership, in order to, among other things, ensure that the Board and its committees are providing the Company with the best leadership structure given the Company’s current and anticipated needs. The results of the process are then discussed with the full Board and in executive session without management.
Insider Trading and Hedging and Pledging Policies
The Company’s insider trading policy is designed to promote compliance with insider trading laws, rules, regulations and listing standards. The insider trading policy also prohibits our officers, directors, alternate directors and employees from entering into hedging transactions of our ordinary shares. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. Hedging transactions, such as zero-cost collars and forward sale contracts and other transactions designed to hedge or offset a decrease in market value of a person’s stock holdings, are prohibited. The amended and restated insider trading policy prohibits our officers, directors and employees from pledging our ordinary shares as collateral to secure a loan or other obligation and placing any of our ordinary shares in a margin account, except that pledges that were in place at the date of adoption of the amended and restated insider trading policy are not subject to this prohibition.
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Clawback Policies
The Company’s clawback policy, or the Clawback Policy, is intended to comply with Section 10(d) of the Exchange Act. The Clawback Policy provides that incentive compensation (cash and equity) paid to our current and former officers, and such other senior executives who may from time to time be deemed subject to the policy by the Compensation Committee or the Board, may be recovered in the event of a restatement of our financial results. The recoverable amount under the Clawback Policy is the amount of incentive compensation received in excess of the amount that otherwise would have been received had it been determined based on the restated financial measure, as applicable. The Company has also implemented clawbacks in connection with our short-term incentive compensation awards.
Succession Planning
On an annual basis, management develops a talent and succession plan for each member of our management team and their direct reports, focusing on high performing and high potential talent, diverse talent and the succession plan for each position. On a regular basis, our Board and Nominating, Governance and Corporate Responsibility Committee receive management’s comprehensive succession plan and provides feedback.
Audit Committee
The Audit Committee is composed entirely of non-management directors, each of whom the Nominating, Governance and Corporate Responsibility Committee has determined is independent in accordance with the Nasdaq stock market rules and applicable rules and regulations promulgated under the Exchange Act. The Audit Committee oversees the integrity of the Company’s financial statements, the independent auditors’ qualification and independence, the performance of the internal audit function and independent auditors, the Company’s compliance with legal and regulatory matters, and risk and enterprise risk management, including privacy and data security. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com. Mr. Ferrari has been designated as an “audit committee financial expert” as defined under the rules of the SEC.
Compensation Committee
All of the members of our Compensation Committee are independent as defined under the Nasdaq stock market rules. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management and makes recommendations to our Board with respect to incentive-compensation plans and equity-based plans. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s work.
Nominating, Governance and Corporate Responsibility Committee
All of the members of our Nominating, Governance and Corporate Responsibility Committee are independent as defined under the Nasdaq stock market rules. The Nominating, Governance and Corporate Responsibility Committee makes recommendations to our Board as to nominations and compensation for our Board and committee members, as well as structural, governance and procedural matters, including issues related to the environment, health, safety, corporate citizenship, public policy and community involvement. The Nominating, Governance and Corporate Responsibility Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating, Governance and Corporate Responsibility Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.
The Nominating, Governance and Corporate Responsibility Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of new directors as well as the composition of our Board as a whole. When our Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating, Governance and Corporate Responsibility Committee may use a third-party search firm as needed from time to time. The Nominating, Governance and Corporate Responsibility Committee considers recommendations from other directors, management and others, including shareholders. In general, the Nominating, Governance and Corporate Responsibility Committee looks for directors possessing superior business judgment and integrity who have
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distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.
The Nominating, Governance and Corporate Responsibility Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating, Governance and Corporate Responsibility Committee in care of the Company’s Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands. To be considered by the Nominating, Governance and Corporate Responsibility Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating, Governance and Corporate Responsibility Committee will be evaluated in the same manner as any other nominee for director. Nominations by shareholders may also be made at an Annual General Meeting of Shareholders in the manner set forth under “Additional Information—Shareholder Proposals for the Annual General Meeting of Shareholders in 2027.”
Underwriting Committee
The Underwriting Committee, among other things, establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.com.
Executive Sessions
The non-management directors meet regularly in Board and committee executive sessions, which from time to time also exclude our non-independent Board members. An executive session is typically scheduled immediately before or after each Board meeting. At such sessions, our Lead Director typically presides. If the Lead Director is absent or the position is vacant, the chair of the Audit Committee has presided. Executive sessions are also regularly scheduled during committee meetings.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer. The Board has also formalized policies, procedures and standards of corporate governance that are reflected in our Corporate Governance Guidelines. Our current version of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines is available on our website at www.greenlightre.com in the “Investors” section at the “Corporate Governance” tab.
Shareholder Communication with Directors
The Nominating, Governance and Corporate Responsibility Committee has adopted a policy for handling shareholder communications to directors. The policy and contact information can be found on our website at www.greenlightre.com. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Corporate Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands; by fax at (345) 745-4576 or by email at greenlightre@greenlightre.ky. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.
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DIRECTOR COMPENSATION

All directors, other than Mr. Einhorn and Mr. Roitman and anyone serving in the capacity of our Chief Executive Officer, receive compensation from us for their services as directors. Under the Articles, our directors may receive compensation for their services as may be determined by our Board. Our Compensation Committee determined that the annual retainer we pay to our directors, excluding Mr. Einhorn and Mr. Roitman and anyone also serving in the capacity as our Chief Executive Officer, is $70,000, payable at the election of the directors either quarterly in advance, in cash, or at once in restricted shares, which restricted shares will vest on the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company, generally subject to continued service through the applicable vesting date; provided, however, that the shares will become fully vested upon (i) the termination of the director’s service due to death or disability prior to the vesting date or (ii) the occurrence of a “change in control” (as defined below) prior to the vesting date, provided the director is in continuous service immediately prior to such “change in control.” Each director is also annually awarded restricted shares with a grant date value of $105,000, which will vest on the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company, subject to continued service through the applicable vesting date; provided, however, that the shares will become fully vested upon (i) the termination of the director’s service due to death or disability prior to the vesting date or (ii) the occurrence of a “change in control” prior to the vesting date, provided the director is in continuous service immediately prior to such “change in control.” Our Compensation Committee also determined that the Chair of the Audit Committee (Mr. Ferrari) receives $25,000 in cash annually, payable quarterly in advance, and the Lead Director (Mr. Platt) receives $30,000 in cash annually, payable quarterly in advance. In addition, the Chairs of the Underwriting Committee (Mr. Murphy), Compensation Committee (Ms. Foley), and Nominating, Governance and Corporate Responsibility Committee (Ms. Guest) each receive an additional $10,000 in cash annually, payable quarterly in advance.
In the first quarter of 2026, the Compensation Committee undertook a comprehensive review of non-employee director compensation, with the assistance of Mercer, its independent compensation consultant. This review included an evaluation of compensation levels relative to the Company’s peer group, as well as consideration of the increasing scope of Board responsibilities and time commitments. Based upon Mercer’s analysis and recommendations, the Compensation Committee determined that the Company’s director compensation program was below the median of its peer group and that adjustments were appropriate to better align compensation with market practices and to support the Company’s ability to attract and retain qualified directors. Accordingly, upon the recommendation of the Compensation Committee, the Board approved the following compensation increases for non-employee independent directors, effective promptly following the 2026 Annual General Meeting of Shareholders of the Company: (i) an increase in the annual retainer from $70,000 to $100,000, (ii) an increase in the grant date value of the annual restricted shares grant from $105,000 to $125,000, (iii) an increase in the annual fee payable to the Chair of the Audit Committee from $25,000 to $35,000, and (iv) an increase in the additional annual fee payable to the Chairs of the Underwriting Committee, Compensation Committee, and Nominating, Governance and Corporate Responsibility Committee from $10,000 to $20,000. The Compensation Committee considered the independence of Mercer in accordance with applicable SEC and Nasdaq rules and concluded that no conflicts of interest exist.
Director Compensation Table
The following table summarizes the total compensation paid or awarded to our independent directors in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	All Other Compensation ($)	Total ($)
Johnny Ferrari	95,000	105,000	—	200,000
Ursuline Foley	80,000	105,000	—	185,000
Leonard Goldberg	70,000	105,000	—	175,000
Victoria Guest	80,000	105,000	—	185,000
Ian Isaacs (1)	80,000	105,000	—	185,000
Bryan Murphy (2)	164,750	105,000	—	269,750
Joseph Platt	100,000	105,000	—	205,000
(1) Mr. Isaacs’ cash compensation also includes $10,000 annual fee for serving as Chair of the Investment Committee of Greenlight Re.
(2) The $164,750 includes €75,000 that Mr. Murphy earned as compensation for his services as a director for GRIL. Such amount reported is based on an average conversion rate for 2025, which was $1.13 United States dollars for each Euro.
(3) All stock awards were granted under our 2023 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value of the awards granted in 2025, determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” Assumptions used in the calculation of these amounts are included in Note 2 and 12 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Each of Messrs. Ferrari, Goldberg, Isaacs, Murphy and Platt and Ms. Foley and Ms. Guest was issued 8,046 restricted ordinary shares as stock awards during 2025. These shares remained unvested as of December 31, 2025.
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Non-Employee Director Ordinary Share Ownership Requirement
Effective July 29, 2021, our Board of Directors adopted the Share Ownership Guidelines (as defined below), which provide a share ownership requirement for all non-employee directors of five times the annual cash retainer. Non-employee directors as of July 29, 2021 have until July 29, 2026, or five years from the initial effective date of the Share Ownership Guidelines, to achieve the foregoing share ownership requirements. Persons who became or become non-employee directors after July 29, 2021 have up to five years from the date of his or her election to achieve the foregoing share ownership requirements. If any non-employee director is not in compliance with the Share Ownership Guidelines within the applicable five-year period, then the annual cash retainer will be paid in ordinary shares until such time as compliance is achieved. As of December 31, 2025, all of our directors were in compliance with our Share Ownership Guidelines, subject to transition periods. See “Principal Shareholders” below for each director’s shareholding.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITORS
Upon recommendation of the Audit Committee, our Board proposes that the shareholders ratify the appointment of Deloitte Ltd. to serve as the independent auditors of the Company for the 2026 fiscal year until the Company’s Annual General Meeting of Shareholders in 2027. Deloitte Ltd. served as the independent auditors of the Company for the 2022 - 2025 fiscal years. Services provided to us in fiscal 2024 and 2025 years are described under “Independent Public Accountant Fees and Services” below. Although approval is not required, the Board is submitting the ratification of Deloitte to our shareholders because we value our shareholders’ views on our independent auditor. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. A representative of Deloitte Ltd. will be available to respond to any questions at the Meeting and may make a statement if he or she so desires.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2025 with respect to our Chief Executive Officer and certain other executive officers (whom we refer to as the “named executive officers”). In accordance with Section 14A of the Exchange Act, our Board is asking shareholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the shareholders of Greenlight Capital Re, Ltd. (“GLRE”) approve the compensation of the GLRE executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”
As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a performance-driven philosophy that supports GLRE’s business strategy and aligns the interests of our executives with our shareholders. Our Board believes this link between compensation and the achievement of our long-term business goals has helped drive GLRE’s performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
For these reasons, our Board asks shareholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. We currently plan to hold an annual advisory vote on compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.
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EXECUTIVE OFFICERS

Name	Age	Position
Greg Richardson (1)	66	Director, Chief Executive Officer
Faramarz Romer	50	Chief Financial Officer
Patrick O’Brien	57	Chief Operating Officer & Chief Executive Officer, GRIL
Thomas Curnock	54	Group Chief Underwriting Officer
Richard Strommer	47	Chief Actuary
Brian O'Reilly	42	Head of Innovations
David Sigmon	43	General Counsel, Chief Compliance Officer and Corporate Secretary
(1) See Mr. Richardson’s biography above under “Proposal One — Election of Directors of the Company — Director Nominee Biographical Information.”

Name	Career Highlights	Education / Certifications

Faramarz Romer Chief Financial Officer
• Chief Financial Officer since April 2023, responsible for all aspects of the Company’s finance and reporting function, and a director of GRIL since September 2023
• Chief Accounting Officer and Treasurer of the Company from September 2020 to March 2023
• Reporting and Compliance Officer of the Company from 2007 to 2020, where he oversaw the Company’s Securities and Exchange Commission reporting, periodic and annual financial reporting, internal audit and SOX 404 process
• Prior to joining the Company, Mr. Romer was a Senior Manager at KPMG

• Bachelor of Arts degree in Business Administration from the University of Western Ontario—Richard Ivey School of Business
• Certified Public Accountant and member of the Chartered Professional Accountants of Canada

Name	Career Highlights	Education / Certifications

Patrick O’Brien Chief Operating Officer & Chief Executive Officer of GRIL
• Chief Executive Officer of GRIL since March 2017, playing an instrumental role in expansion of the Company’s European operations and the Company’s overall strategy and operations, and in 2024 appointed Chief Operating Officer of the Company
• Mr. O’Brien has also served as a director of GRIL since June 2016
• From 2011 to 2015, Mr. O’Brien served as the Chief Executive Officer of Liberty Insurance, a significant domestic Irish market insurer, where he was responsible for establishing the insurer in Ireland, following an acquisition of a business under administration
• From 2001 through 2011, Mr. O’Brien served as a director and Chief Operating Officer of Liberty Mutual Insurance Europe, Liberty Mutual’s commercial and specialty business in Europe
• Degree in Accounting and Finance from Dublin City University • Fellow of the Institute of Chartered Accountants in Ireland

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Name	Career Highlights	Education / Certifications

Thomas Curnock Group Chief Underwriting Officer
• Appointed Group Chief Underwriting Officer in October 2024 to oversee the underwriting function of the Company and previously served as Chief Risk Officer overseeing the enterprise risk management functions, including capital modelling, exposure management, and operational risk
• Prior to that, Mr. Curnock worked in risk management and as an underwriter since July 2009 when he joined the Company
• Prior to joining the Company, Mr. Curnock worked for Aon, where he served as Senior Vice President as an investment banker from 2007 until 2009, and Senior Vice President as a structured reinsurance broker from 2001 to 2007
• Holds a Bachelor of Science in Mathematics and a Ph.D. in computer science from University of Salford

Name	Career Highlights	Education / Certifications

Richard Strommer Chief Actuary
• Chief Actuary since September 2018, and before that, served as Senior Actuary overseeing the quarterly reserving process of the Company following joining in May 2017
• Prior to joining the Company, he served in various managerial roles from February 2013 until May 2017 at Ernst & Young, working on global engagements covering transactions, pricing, reserving, capital modelling and regulatory reporting, primarily in the UK and Australia
• Earlier in his career, Mr. Strommer also worked at KPMG and spent five years at Swiss Re focused mainly on commercial and investment-type product design, pricing, and reserving
• Bachelor of Science degree in Mathematics from Imperial College London • Qualified actuary and Fellow of the Institute and Faculty of Actuaries in the UK

Name	Career Highlights	Education / Certifications

Brian O’Reilly Head of Innovations
• Head of Innovations since September 2020, overseeing all aspects of Innovations strategy and day-to-day operations
• Mr. O’Reilly previously served since 2013 in a variety of actuarial roles before joining the Innovations function of the Company at its inception in March 2018
• Prior to joining the Company, served as a Senior Actuarial Analyst from 2012 to 2013 at Accident Fund Holdings, Inc. from 2012 to 2013, and as an Actuarial Analyst from 2008 to 2012 at ICW Group

• Bachelor of Business Administration from the University of Miami with a major in Finance
• Postgraduate Diploma in Actuarial Science from the University of Leicester (UK)
• Associate of the Casualty Actuarial Society as well as an Associate of the Society of Actuaries

Name	Career Highlights	Education / Certifications

David Sigmon General Counsel, Chief Compliance Officer & Corporate Secretary
• General Counsel, Chief Compliance Officer & Corporate Secretary since April 2023
• Mr. Sigmon has also served as Chief Risk Officer of Greenlight Re since March 2025
• Prior to joining the Company, Mr. Sigmon was Vice President, Associate General Counsel within Everest Group, Ltd., where from August 2017 until April 2023 he served as Everest’s senior corporate law, capital markets and complex transaction counsel
• Before that, served as General Counsel, Unique Risk Underwriting at AmTrust Financial Services, Inc., from 2013 until 2017
• Earlier in his career, served as an associate attorney within an international law firm, now known as Troutman Pepper Locke, based out of the firm’s New York City office
• Bachelor of Arts degree from The George Washington University • Juris Doctor degree, with honors (cum laude distinction), from Brooklyn Law School • LL.M. degree from Georgetown University Law Center

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COMPENSATION DISCUSSION AND ANALYSIS
Annual “Say-on-Pay” Vote
Our Board of Directors believes that allowing our shareholders to vote on our executive compensation practices on an annual basis aligns with market best practices and provides our shareholders with an important opportunity to provide meaningful feedback to us.
The Board and the Compensation Committee regularly evaluate our compensation policies and practices and to consider shareholder feedback and the results of our “Say-on-Pay” votes when making future compensation decisions for our NEOs. We are pleased to have received a high level of voting approval, over 95% of votes cast, for the Say-on-Pay advisory vote at our 2025 Annual General Meeting.
Named Executive Officers
Our named executive officers, or NEOs, and their respective titles as of December 31, 2025 are as follows:
•Greg Richardson, Chief Executive Officer ;
•Faramarz Romer, Chief Financial Officer;
•Patrick O’Brien, Chief Operating Officer & Chief Executive Officer, GRIL;
•Thomas Curnock, Group Chief Underwriting Officer & Chief Risk Officer; and
•Brian O’Reilly, Head of Innovations
Compensation Policy
In general, we seek to pay salaries that are commensurate with the salaries paid to executives at other publicly traded reinsurance companies that we consider to be our peers. However, as the only open market publicly traded property and casualty reinsurer headquartered in the Cayman Islands, no direct comparison can generally be made.
Our performance-driven compensation policy consists of the following three main components:
•base salary;
•bonuses; and
•equity-based compensation.
In an effort to align our employees’ and executive officers’ interests with those of our shareholders and increase long-term growth in book value per share, we generally use short-term compensation composed of base salary and annual cash bonuses and long-term equity and/or equity-based compensation comprised of time based and performance based restricted share units (“RSUs”) and/or restricted shares. In addition, from time to time and under certain circumstances, we may award sign-on bonuses, retention bonuses and other bonuses and/or bonus opportunities.
Our Compensation Committee reviews and approves all recommendations made with respect to bonuses, RSUs and restricted share grants for all of our employees, including our NEOs. Additionally, the Compensation Committee reviews and approves all discretionary, sign-on, retention and other bonuses, if any, of our NEOs. Each year, our Chief Executive Officer provides information and recommendations to the Compensation Committee with respect to individual performance based upon position, responsibilities, contributions, leadership and/or survey data to assist the Compensation Committee with its analysis and evaluation of each employee’s compensation, including the NEOs.
Our Chief Executive Officer does not make recommendations regarding his own compensation. Accordingly, the Compensation Committee considers the performance of our Chief Executive Officer and determines and approves the amount of any discretionary retention and/or other bonus that he receives. While the Compensation Committee considers the recommendations of our Chief Executive Officer, it is not bound by his recommendations.
Since 2021, the Company has retained Mercer, a compensation consultant, to provide support related to matters typically handled by the Compensation Committee, including related to compensation strategy and incentive plan design. The work conducted by Mercer has included, among other things, peer group identification and development, executive compensation benchmarking analysis, and incentive compensation program design. The Compensation Committee has considered whether the work of Mercer as a compensation consultant has raised any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Mercer as a percentage of that firm’s total revenue; (ii) the provision of other services to us by Mercer; (iii) Mercer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any of our executive officers; (v) any business or personal relationship of the individual compensation
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advisors with any member of the Compensation Committee and (vi) any ownership of our stock by Mercer or the individual compensation advisors. Based on the above factors, the Compensation Committee has concluded that the work of Mercer, including the work performed by the individual compensation advisors employed by Mercer, has not created any conflict of interest.
Role of the Compensation Consultant and Recently Refreshed Peer Group
Due to factors such as mergers and acquisition activity impacting our peer group, the Compensation Committee engaged Mercer to consider a refresh of the set of peer group companies for use as a point of comparison in assessing the competitiveness of compensation for certain executive officers. Data compiled from this refreshed peer group, as well as from reliable compensation survey databases, has been used as a baseline reference by the Compensation Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation for our executive officers. When making compensation decisions, we also look at the compensation of our NEOs relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers, which is referred to as “benchmarking.” However, we believe that a benchmark serves as a point of reference, but is not a determinative factor, for our executives’ compensation. Such comparative information is just one of the factors considered in setting executive compensation and the Compensation Committee has the discretion to consider the nature and extent of its use.
The peer group used to assist in making the compensation decisions for 2025, which we refer to as our peer group, was selected primarily based on the peer companies’ similarities to us as of the time the survey was performed, based on factors such as business mix, revenue and other financial information.

The 2025 peer group is comprised of the following companies:

Arch Capital Group, Ltd.	Hamilton Insurance Group, Ltd.	Proassurance Corporation
AXIS Capital Holdings Limited	Hiscox Ltd.	RenaissanceRe Holdings Ltd.
Conduit Holdings Limited	James River Group Holdings, Ltd.	SiriusPoint, Ltd.
Employers Holdings, Inc.	Kinsale Capital Group, Inc.	United Fire Group, Inc.
Everest Group, Ltd.	Lancashire Holdings Limited

The Compensation Committee strives to target total pay at levels that are within reasonable range of market based on various criteria, including, but not limited to, experience, time in role, performance, and scope of responsibility in comparison to benchmarks.
Base Salary
We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers. When establishing the base salaries of our NEOs, our Compensation Committee considers a number of factors, including:
•the individual’s years of experience;
•the functional role of the individual’s position;
•the level of the individual’s responsibility and contribution to the Company’s performance;
•our ability to replace the individual; and
•to the extent applicable, the limited number of well-qualified candidates available in or willing to relocate to the Cayman Islands.
Base salaries are reviewed and considered by the Compensation Committee on an annual basis or as otherwise deemed appropriate by the Compensation Committee.

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The annual base salaries for our NEOs as of December 31, 2025, including the percentage increase over their respective salaries in effect on December 31, 2024 were as follows:

Name	2025 Base Salary ($)	2024 Base Salary ($)	% Increase

Greg Richardson	800,000	800,000	0%
Faramarz Romer	500,000	500,000	0%
Patrick O'Brien(1)	508,500	508,500	0%
Thomas Curnock	520,000	500,000	4%
Brian O'Reilly	415,000	375,000	11%
(1) Because he is based in Ireland, Mr. O’Brien’s cash compensation is generally paid to him in Euros rather than United States dollars. Amounts reported as “2025 Base Salary” and “2024 Base Salary” are based on an average conversion rate for 2025, which was $1.13 United States dollars for each Euro.

Bonuses
Short-Term Incentive Plan
We use bonuses to reward individual and company performance. We expect our bonuses to be variable from year to year. Our Compensation Committee determines each NEO’s target bonus, expressed as a percentage of base salary. The target bonuses of the NEOs were set by the Compensation Committee based on the scope and significance of each NEO’s role, with the CEO receiving the highest target due to his greater responsibilities.
In 2021, following Mercer’s review of our compensation practices, the Compensation Committee recommended to our Board, and the Board approved, a new annual bonus program, which we refer to as the Short-Term Incentive Plan, which is administered by the Compensation Committee. The guiding principles related to the Short-Term Incentive Plan are to be easily understandable, transparent and reward controllable results, incentivize management decisions that would support long-term growth and profitability, and promote retention through real near-term earnings potential.
Eligible employees, which include all full-time salaried employees, who become participants in the Short-Term Incentive Plan for a specific plan year will be eligible to receive a target bonus opportunity expressed as a percentage of base salary. Actual participation in the Short-Term Incentive Plan will be determined with respect to each plan year and will be based on the recommendations of our CEO, subject to the discretion of the Compensation Committee. All of the NEOs were eligible to participate in the Short-Term Incentive Plan for the 2025 plan year. Target bonus opportunities vary by individual participant and may vary among employees in the same salary grade level or same internal reporting relationship.
Awards under the Short-Term Incentive Plan may be earned based upon achievement of certain performance metrics, financial or otherwise, as determined by the Compensation Committee. The aggregate target bonus opportunity may be broken down into two parts: (1) the company performance target bonus and (2) the individual performance target bonus. The weightings of each metric, to the extent applicable, which may vary by participant, are recommended by the CEO (other than with respect to the CEO whose weightings are determined by the Compensation Committee) and determined by the Compensation Committee. The metrics and the associated weightings may be changed from plan year to plan year.
The Compensation Committee selects one or more of the following as the company performance criteria related to the company performance target bonus for each plan year: (1) adjusted operating profit; (2) growth in book value per share; (3) total shareholder return; (4) underwriting loss ratio; (5) underwriting combined ratio; (6) expense ratio; (7) net income; or (8) any other performance criteria that the Compensation Committee may select in its discretion. Each selected company performance criteria will be assigned a threshold, target and maximum level of achievement as determined by the Compensation Committee in its sole discretion. The company performance criteria and requisite level of performance corresponding to threshold and maximum levels of performance (including the corresponding percentage of the company performance target bonus that can be earned) may be changed from plan year to plan year, but in no event may the maximum level of performance result in a payment in excess of 200% of the company performance target bonus.
Performance and bonus achievement are measured following the end of the single year performance period and bonuses are generally paid in cash following the Board’s approval of audited fiscal year results and the determination by the CEO or the Compensation Committee, as applicable, of individual performance levels, but in no event later than
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March 15 of the year following the year to which the bonus relates, subject generally to continued employment through the last day of the performance period (and not having given or received notice of termination); provided, however, that if a participant’s employment terminates due to death or disability prior to the last day of the performance period, the participant will be entitled to a pro-rata bonus based on actual performance for the year in which the termination occurs, subject to compliance with the terms of the participant’s employment agreement or offer letter, as applicable. If a participant commences participation in the Short-Term Incentive Plan after the first day of the applicable plan year, any such bonus payable in respect of such plan year will be pro-rated based on the portion of the year employed.
All payments under the Short-Term Incentive Plan may (or, to the extent required by law or listing standards of any securities exchange on which our securities are listed, will) be subject to recoupment, cancellation, reduction or forfeiture (1) in accordance with any clawback or similar policy adopted by the Board or the Compensation Committee, (2) in accordance with any clawback or similar policy that we are required to adopt pursuant to any applicable listing standards or applicable law or (3) in the event of fraud or any financial restatements or irregularities. In March 2023, the Board adopted a clawback policy designed to comply with Section 10D of the Securities Exchange Act of 1934 and with the Nasdaq Stock Market LLC Rule 5608, that provides for the recoupment of certain incentive compensation.
2025 Short-Term Incentive Plan Awards
For 2025, the target annual bonus opportunity, expressed as a percentage of annual base salary, for the NEOs were as follows:

Name	2025 Target Bonus Opportunity (% of Base Salary)

Greg Richardson	100%
Faramarz Romer	50%
Patrick O'Brien	60%
Thomas Curnock	60%
Brian O'Reilly	60%

In respect of 2025, the Compensation Committee determined that awards under the Short-Term Incentive Plan would be based upon achievement of company performance and individual performance. The weightings between company and individual performance for the annual incentive compensation opportunities vary among our NEOs.
For 2025, the weightings of the NEOs were set by the Compensation Committee based on the scope of each NEO’s role, as follows:

Name	Company Performance	Individual Performance

Greg Richardson	75%	25%
Faramarz Romer	50%	50%
Patrick O'Brien	75%	25%
Thomas Curnock	75%	25%
Brian O'Reilly	60%	40%

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In respect of 2025, the Compensation Committee determined that company performance would be measured based upon achievement of adjusted operating profit, or 2025 AOP Metric, as this metric reflects management’s contribution to long term profitability and operational efficiency. With respect to the 2025 fiscal year, the AOP Metric means 2025 underwriting income partially adjusted for the unprecedented California wildfire losses, less 2025 corporate innovations-related expense, as a percentage of book value measured as of January 1, 2025.
Under the Short-Term Incentive Plan, participants are eligible to receive a bonus related to the company performance criteria, to the extent applicable, if we achieve at least the threshold level of performance for the applicable performance period. If the threshold level of performance related to the 2025 AOP Metric was not attained, no portion of the award allocated to that metric would have been earned, and if the maximum level of performance related to the 2025 AOP Metric was attained, participants would have been eligible to receive 200% of the target award related to such metric. In 2025, the actual 2025 AOP Metric was 7.0%, which exceeded the target AOP of 3.6% and resulted in 184% payout. Adjusted operating profit is a non-GAAP financial measure. Please refer to Annex 1 for definition of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures.

Performance Measure	Threshold (0%)	Target (100%)	Maximum (200%)	Actual	Payout

2025 AOP	(0.3)%	3.6%	7.6%	7.0%	184.0%
Linear interpolation is used to calibrate payouts between the threshold, target and maximum levels.
The individual performance metric ranges from 0% of the target award related to that metric to 200% of the target award related to that metric, to be awarded at the discretion of the Compensation Committee. The Compensation Committee determines the percentage of the individual performance target bonus, if any, that each NEO is eligible to earn. In determining the individual performance payout percentages for each of our NEOs, the Compensation Committee considers, among other things, the contributions by each individual based upon his or her area of responsibility to:
•The transformation, diversification and performance of our underwriting platform and long-term growth strategy;
•The strength and improvement of our A.M. Best financial ratings and maintenance of regulatory compliance; and
•The judicious deployment of capital that is not contractually allocated to our alternative investment strategy.
The Compensation Committee, in its sole discretion, may consider subjective criteria relating to performance and accomplishments on an individual and comparative basis. These criteria include, but are not limited to:
•The strength and development of each individual’s contributions to our strategic goals and our client, broker, shareholder and other stakeholder relationships;
•the quality and professionalism of the individual in support of the Board, the management team and our employees, including individual contributions to team development, engagement and motivation, and succession planning; and
•the Company’s desire to retain the individual and align his or her interests with those of our shareholders.

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In connection with its review of 2025 individual performance, the Compensation Committee approved individual performance for the NEOs as follows:

Name	Actual

Greg Richardson	100%
Faramarz Romer	120%
Patrick O'Brien	104%
Thomas Curnock	103%
Brian O'Reilly	100%
Incentive compensation earned under the Short-Term Incentive Plan for the 2025 fiscal year was paid in March 2026, and for each applicable NEO disclosed in the “Non-Equity Incentive Plan Compensation” column for such year in the Summary Compensation Table below.
Sign-On Bonuses
From time to time, the Compensation Committee may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation or future income that they may forfeit as a result of leaving their current employer or business. No sign-on bonuses were paid to any NEO in 2025.
Retention Bonuses
From time to time, the Compensation Committee, based upon a review of competitive conditions and/or the role and skill set of the individual, may approve retention arrangements for certain NEOs and other senior executives. No retention bonuses were paid to any NEO in 2025.
Stock Incentive Plan Awards
In 2023, we adopted the 2023 Omnibus Incentive Plan, or the 2023 Incentive Plan, to promote the interests of the Company and its shareholders by:
•attracting, retaining, motivating, and rewarding exceptional employees, officers, directors and consultants (including prospective employees, officers, directors and consultants) of the Company and its affiliates;
•enabling such individuals to participate in the long-term growth and financial success of the Company; and
•directly linking compensation with Company performance.
The 2023 Incentive Plan became effective on July 25, 2023. The 2023 Incentive Plan replaced the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan, as amended from time to time, or the Prior Incentive Plan. The 2023 Incentive Plan shall not terminate amend or modify any provision of the Prior Incentive Plan nor adversely affect any awards granted under the Prior Incentive Plan or rights outstanding under the Prior Incentive Plan, provided, however, that no further awards will be granted under the Prior Incentive Plan.
Our Compensation Committee has decided that, with certain exceptions noted above, restricted shares or RSUs, as applicable, generally are the preferred form of equity compensation as the Compensation Committee believes that restricted shares or RSUs, as applicable, better align management with long-term shareholder value creation. Our Compensation Committee determines the value of restricted share or RSU grants for certain of our NEO after taking into account, among other things, our desire to retain the executive and the executive’s role within the Company. Those executives who are most critical to our future growth generally receive larger awards. Currently, we expect long-term compensation (i.e., 2023 Incentive Plan awards), to continue to represent the majority of each NEO’s compensation.
In order to prevent the backdating of equity awards and to ensure that the timing of awards or the release of material information will not be accelerated or delayed to allow an award recipient to benefit from a more favorable stock price, our Board of Directors and Compensation Committee adopted a policy with respect to our equity grant practices that delineates specific procedures when granting equity awards. We believe this policy helps the integrity of our equity award grant practices.
Our current practice is to grant equity awards in March of each fiscal year, shortly after the filing of our Form 10-K for the preceding year.
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In February 2025, our Compensation Committee approved, and, on March 14, 2025, we granted awards of 91,185 RSUs to Mr. Richardson, 26,596 RSUs to Mr. Romer, 28,450 RSUs to Mr. O’Brien, 26,596 RSUs to Mr. Curnock and 18,522 RSUs to Mr. O’Reilly under the 2023 Incentive Plan. Each of Messrs. Richardson, Romer, O’Brien, Curnock and O’Reilly’s 2025 awards under the 2023 Incentive Plan consist of a mix of performance-vesting RSUs (67%) and time-vesting RSUs (33%).
Time-based RSUs vest ratably over a three-year period, generally subject to continued employment through and including each vesting date. Performance-vesting RSUs cliff vest, if at all, based on the actual level of achievement against the performance metrics following the end of the three-year performance period, generally subject to continued employment through and including the last day of the three-year performance period. Performance is be determined by the Board or the Compensation Committee after the completion of the three year performance period pursuant to the terms of the award.
The performance-vesting RSUs granted in 2025 will be earned, if at all, based on performance against the following metrics: fully diluted book value per share growth (weighted at 65%) and combined ratio (weighted at 35%). Performance metrics and weightings may change from year to year for future awards and the Board and the Compensation Committee reserve the right to modify the metrics and performance measurement based on changes in accounting rules/regulations, and unforeseen event and circumstances. The performance-vesting RSUs granted in 2025 vest as follows based on achievement of the weighted performance metrics: below threshold, 0% vesting; target, 100% vesting; and maximum, 200% vesting. Linear interpolation is used to calibrate payouts between threshold, target and maximum award levels. With respect to each performance metric, the Compensation Committee determined that 26.0% fully diluted book value per share growth and 97.5% combined ratio were the appropriate challenging targets for payout at target for the 2025-2027 (inclusive) performance cycle. Combined ratio of more than 100% would result in no payout, 97.5% would result in 100% payout and 95% or less would result in 200% payout with respect to the combined ratio performance metric. Fully diluted book value per share growth of less than 8.0% would result in no payout, 26.0% would result in 100% payout, and 52.0% would result in 200% payout with respect to the fully diluted book value per share growth performance metric.
The RSU awards in 2025 reflect our Compensation Committee’s desire to retain these executives and align their interests with those of our shareholders.
For more details on these awards, see “Potential Payments upon Termination or Change in Control—Stock Incentive Plan and Awards Granted Thereunder.”

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2023 Performance Vesting Awards for the Performance Period Completed as of Fiscal Year Ended December 31, 2025
In 2023, the Compensation Committee granted performance-vesting restricted stock or RSUs, as applicable, with performance-based vesting requirements for the three-year performance period of 2023-2025 based on three-year fully diluted book value per share growth (weighted at 65%) and three-year combined ratio (weighted at 35%), which had the following performance curve (linear interpolation is used to calibrate payouts between threshold, target and maximum award levels):

2023 Performance Measure	Threshold (%)	Target (%)	Maximum (%)	Actual (%)

Three-Year Fully Diluted Book Value Per Share Growth	12.5%	22.5%	40.5%	66.1%
Payout Percentage of Shares	25%	50%	100%	100%
Three-Year Combined Ratio	99%	97%	94%	96.8%
Payout Percentage of Shares	25%	50%	100%	53.2%
The Compensation Committee determined that for the performance period of 2023-2025, the three-year fully diluted book value per share growth was 66.1% and correspondingly approved a performance payout at 100% with respect to that metric, and also determined that the three-year combined ratio was 96.8% and correspondingly approved a performance payout at 53.2% with respect to that metric as well.
The Compensation Committee then multiplied the above payout percentages by the number of performance-vesting restricted stock or RSUs originally granted to determine the numbers of shares earned, which were as follows:

NEO	Earned Shares (#)

Faramarz Romer	13,727
Patrick O’Brien	31,961
Tom Curnock	33,444
Brian O’Reilly	11,206
Mr. Richardson was not employed with the Company in March 2023, and thus did not receive any performance based grants in 2023.
Retirement Benefits
As with every employer in the Cayman Islands, we are required by the National Pensions Law to provide a pension plan for our employees in the Cayman Islands. We belong to the Coralisle Pension Services Ltd. Pension Plan, which is administered by British Caymanian Insurance Agencies Ltd. Under the Cayman Islands National Pensions Law, all employees between the ages of 18 and 60 must contribute a minimum of 5% of their earnings to a pension plan. An employee also has the option of contributing more than the prescribed minimum. We are required to match the contribution of the first 5% of each participating employee’s salary to a maximum salary amount of $106,098. The Company currently pays both the employee and employer portions of the plan. The pension plan is a defined contribution plan and, as such, the amount that an employee receives upon retirement is directly related to the amount contributed to the plan by, or on behalf of, the employee while working. Once an employee retires (employees become eligible for retirement at age 60 in the Cayman Islands), an employee has the following options for receiving benefits: (i) receive a cash payout if the employee’s retirement savings are less than $6,098; (ii) transfer the retirement savings to a life annuity for investment by a life insurance company and payment of a regular income stream to the employee for the remainder of the employee’s life (and the employee’s spouse’s life if the employee is married at the time of retirement); or (iii) transfer the retirement savings to a Retirement Savings Arrangement account with an approved provider or bank and receive regular income payments until the account is depleted. Each of Messrs. Richardson, Romer, Curnock, and O’Reilly were eligible to participate in the Coralisle Pension Services Ltd. Pension Plan in 2025.
GRIL established a defined contribution Retirement Solutions plan with Irish Life. In August 2022, GRIL commenced participation in the Irish Life Empower Master Trust with all funds in the Retirement Solution plan being transferred to the Irish Life Empower Master Trust which is a defined contribution retirement benefits scheme operated by Irish Life. All employees of GRIL are eligible to participate in the GRIL section of the master trust, which has been approved by the Irish Revenue Commissioners. GRIL generally makes a contribution to the master trust for all GRIL employees, with the contribution dependent upon the contractual commitment in each employee’s employment contract. Currently, contributions vary from 7.5% of base salary to 20% of base salary. Employees may also make personal contributions to
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the master trust in accordance with Revenue Commissioner limits which are linked to the age of the employee. The master trust is established under an irrevocable trust, with Law Debenture Master Trust Trustees (Ireland) Designated Activity Company acting as trustee. On May 27, 2020, the GRIL Board approved the replacement of Mr. O’Brien’s pension contribution to the Retirement Solutions plan with Irish Life with a pension allowance, which pension allowance will not result in additional consideration to be paid by GRIL.
Welfare Benefits/Perquisites
We offer certain limited welfare benefits and perquisites to our executives such as medical insurance. We intend to continue to maintain our current welfare benefits and perquisites for our executive officers. However, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.
Tax and Accounting Implications
The Compensation Committee considers the income tax consequences of individual compensation elements when analyzing the overall compensation paid to our NEOs. Because we are not a U.S. taxpayer, our compensation program has not been designed to comply with U.S. Internal Revenue Code Section 162(m). However, with respect to our U.S. taxpayer employees, including certain of our NEOs, we design our compensation arrangements taking into account U.S. Internal Revenue Code Sections 409A and 457A.
We are accounting for stock-based payments in accordance with and to the extent required by FASB ASC Topic 718.
Risk Assessment
The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Our compensation philosophy and culture support the use of salary, short-term incentive cash awards and long-term incentive equity throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
1.Our overall compensation levels are competitive with the market; and
2.Our compensation mix is balanced among (i) fixed components such as salary and benefits, (ii) short-term incentive cash awards and (iii) long-term incentive equity that reward our employees based on long-term overall Company financial performance and operational measures.
We believe our historical compensation programs did not, and our current compensations programs do not, encourage excessive and unnecessary risk taking by NEOs (or other employees) because of its focus on the Company’s performance with only some consideration given to individual performance. The Compensation Committee will continue to monitor the compensation program to discourage excessive and unnecessary risk-taking.
Additionally, the Compensation Committee manages risk by establishing equity ownership guidelines, prohibiting hedging our stock or using it as collateral for any purpose, and implementing clawback policies.
Hedging and Pledging Policies
The Company has adopted policies related to the prohibition of hedging and pledging transactions. For more details on these policies, see “Corporate Governance and Board of Directors and Committees — Hedging and Pledging Policies.”
Clawback Policies
The Company adopted a Clawback Policy with respect to incentive compensation paid to our current and former executive officers, and such other senior executives who may from time to time be deemed subject to the policy by the Compensation Committee or the Board. We have also implemented clawbacks in connection with our short-term incentive compensation awards, and our equity award agreements, as applicable, also now include clawback and recoupment provisions. See “Corporate Governance and Board of Directors and Committees — Clawback Policies.”

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Ordinary Share Ownership Guidelines
NEO Ordinary Share Ownership Guidelines
We believe that broad-based share ownership by our employees, including our NEOs, is the most effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. In July 2021, in connection with a review of our corporate governance practices following our most recent “Say-on-Pay” vote and based on input from Mercer in connection with its review of our compensation practices, our Board of Directors adopted the Greenlight Capital Re, Ltd. Share Ownership and Retention Policy for Executives and Non-Employee Directors, or the Share Ownership Guidelines. The Share Ownership Guidelines require that all named executive officers own a significant ownership interest in our ordinary shares, subject to a phase-in period, in order to align their interests with those of our shareholders and in furtherance of the Board of Directors’ intention to follow sound corporate governance practices.
The Share Ownership Guidelines include the following minimum share ownership requirements for our named executive officers:

Position	Multiple

Chief Executive Officer	5x annual base salary
All Other Named Executive Officers	2x annual base salary

For purposes of the Share Ownership Guidelines, ownership includes: our ordinary shares owned through a wholly-owned entity, individually and/or by immediate family members residing in the same household, in each case, that are not hedged, pledged or otherwise encumbered, and restricted shares/RSUs not yet vested that vest based solely on time/service. Ownership does not include unexercised stock options (whether vested or unvested), unexercised share appreciation rights (whether vested or unvested), performance shares/share units, and/or any equity-based awards that may be settled in cash.
The value of our ordinary shares owned by each named executive officer is calculated on an annual basis on each December 31 based upon the Nasdaq Global Select Market’s average closing price for our ordinary shares for the immediately preceding six month period.
NEOs as of July 29, 2021, or the initial effective date of the Share Ownership Guidelines, have until July 29, 2026, or five years from the initial effective date of the Share Ownership Guidelines, to achieve the foregoing share ownership requirements. Persons who became or become NEOs after July 29, 2021 have up to five years from the date of his or her hire or appointment or the date he or she is deemed to be an NEO, as applicable, to achieve the foregoing share ownership requirements. If any NEO is not in compliance with the Share Ownership Guidelines within the applicable five-year period, then 50% of any short-term incentive plan award for a given year will be paid in ordinary shares until such time as compliance is achieved.
As of December 31, 2025, all NEOs were in compliance with our Share Ownership Guidelines, subject to transition periods.
See “Principal Shareholders” below for each NEO’s shareholding.

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Change in Control and Severance
Upon termination of employment or a change in control, in addition to certain bonuses referenced above, our NEOs may receive accelerated vesting of awards granted under our 2004 Incentive Plan, 2023 Incentive Plan and severance payments under their employment agreements.
Under our 2004 Incentive Plan and 2023 Incentive Plan, our Compensation Committee generally has the discretion to vest unvested awards upon a change in control as described below under “Potential Payments Upon Termination or Change in Control — The Stock Incentive Plan and Awards Granted Thereunder.” This discretion allows the Compensation Committee to determine at the time of the change in control whether, and the extent to which, additional vesting is warranted.
Upon termination of employment without cause or for good reason (or, with respect to Mr. O’Brien, in the event prior notice (or pay in lieu of notice) is required by GRIL and other than in the case of death), our NEOs are eligible for severance payments. For more details on these payments, see “Potential Payments upon Termination or Change in Control — Employment Agreements.”
The amount of our severance obligations to our NEOs is designed to be competitive with the amounts payable to executives in similar positions at other global reinsurance companies with which we compete for talent. Severance payments are generally made in substantially equal monthly installments and are generally contingent upon the NEO’s continued compliance with the restrictive covenants in his or her employment agreement.
Actions Taken in 2026
Stock Incentive Plan Awards
In March 2026, under our 2023 Incentive Plan, our Compensation Committee approved and, on March 13, 2026, we granted the following RSUs to the following NEOs:

Name	# of RSUs (1)

Greg Richardson	80,053
Faramarz Romer	23,349
Patrick O'Brien	28,099
Thomas Curnock	27,752
Brian O'Reilly	19,380
(1) Represents the achievement of the performance conditions at the target level of performance conditions.
The stock awards for our NEOs reflect our desire to retain these executives and align their interests with those of our shareholders.
Base Salaries
In March 2026, our Compensation Committee reviewed the annual base salaries of the NEOs, and took the following actions: increased Mr. Romer’s base salary from $500,000 to $515,000, increased Mr. O’Brien’s base salary from EUR 450,000 to EUR 470,000, increased Mr. Curnock’s base salary from $520,000 to $530,000 and increased Mr. O’Reilly’s base salary from $415,000 to $440,000.
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Compensation Committee Report
Our Compensation Committee reviewed and discussed the compensation discussion and analysis required by Regulation S-K, Item 402(b) promulgated under the Exchange Act, with management. Based on the review and discussions referred to in the preceding sentence, our Compensation Committee recommended to our Board of Directors that this compensation discussion and analysis disclosure be included in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Compensation Committee:
The Compensation Committee
Ursuline Foley (Chair)
Ian Isaacs
Joseph Platt
The foregoing Compensation Committee Report (this “Report”) shall not be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any filed document.
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SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth the compensation earned by the NEOs for services rendered in all capacities to the Company and its subsidiaries in 2025, 2024 and 2023, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Greg Richardson, Chief Executive Officer	2025	800,000	—	1,200,000	—	1,304,000	10,610	3,314,610
	2024	800,000	—	—	1,077,500	400,000	45,730	2,323,230
Faramarz Romer, Chief Financial Officer	2025	500,000	—	350,000	—	380,000	26,860	1,256,860
	2024	500,000	15,000	311,550	—	125,000	45,829	997,379
	2023	440,625	6,094	245,000	—	213,483	12,220	917,422
Patrick O’Brien, Chief Operating Officer & Chief Executive Officer, GRIL(4)	2025	508,500	—	374,400	—	500,138	112,950	1,495,988
	2024	486,000	8,100	304,839	—	72,900	127,932	999,771
	2023	437,400	96,390	280,954	—	250,237	89,100	1,154,081
Thomas Curnock, Group Chief Underwriting Officer & Chief Risk Officer	2025	520,000	—	350,000	—	510,560	21,235	1,401,795
	2024	500,000	32,500	315,000	—	62,500	41,355	951,355
	2023	450,000	13,750	294,000	—	214,538	12,220	984,508
Brian O'Reilly, Head of Innovations (5)	2025	415,000	—	243,750	—	374,896	10,610	1,044,256
(1)The 2025 RSUs are discussed under “Compensation Discussion and Analysis—Stock Incentive Plan Awards” above. For the stock awards granted in 2025, the values represent the achievement of the performance conditions at the target level of performance conditions. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date value of the awards for Messrs. Richardson, Romer, O’Brien, Curnock and O’Reilly, would be $2,004,000, $584,500, $625,248, 584,500 and $407,063, respectively. As a result, they do not necessarily represent the actual value that the recipient will receive from the award.
(2)For the 2025 year, the value reported above in the “Non-Equity Incentive Plan Compensation” column is the amount paid to the applicable NEOs in March 2026 and relates to the bonus in respect of the 2025 plan year.
(3)The 2025 figures include the following amounts required by SEC rules to be separately quantified: for Messrs. Richardson, Romer, Curnock and O’Reilly, a defined contribution plan amount of $10,610; for Mr. O’Brien, a pension allowance of $101,700. The 2025 amounts also include executive coaching costs for Messrs. Romer, O’Brien and Curnock ,none of which exceeded the greater of $25,000 or 10% of the total applicable benefits for each NEO.
(4)Because he is based in Ireland, Mr. O’Brien’s cash compensation is generally paid to him in Euros rather than United States dollars. Amounts reported as “Salary,” and “All Other Compensation” are based on an average conversion rate for 2025, which was $1.13 United States dollars for each Euro. As noted above, amounts reported as “Bonus” and “Non-Equity Incentive Plan Compensation” were denominated in United States dollars, but will be paid to Mr. O’Brien in Euros rather than United States dollars because he is based in Ireland.
(5)2025 is the first year that Mr. O’Reilly was designated as a NEO.
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GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2025
Our Compensation Committee and/or Board granted restricted share awards and restricted share unit awards and established target bonuses for our NEOs in 2025. Set forth in the following table is information regarding restricted share awards and restricted share unit awards granted in 2025 as well as 2025 bonus opportunities.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Richardson	3/14/2025	3/3/2025	—	—	—	—	61,094	122,188	30,091	—	—	1,200,000
	N/A		600,000	800,000	1,400,000	—	—	—	—	—	—	—
Faramarz Romer	3/14/2025	3/3/2025	—	—	—	—	17,819	35,638	8,777	—	—	350,000
	N/A		125,000	250,000	375,000	—	—	—	—	—	—	—
Patrick O’Brien	3/14/2025	3/3/2025	—	—	—	—	19,061	38,122	9,389	—	—	374,400
	N/A		202,500	270,000	472,500	—	—	—	—	—	—	—
Thomas Curnock	3/14/2025	3/3/2025	—	—	—	—	17,819	35,638	8,777	—	—	350,000
	N/A		234,000	312,000	546,000	—	—	—	—	—	—	—
Brian O'Reilly	3/14/2025	3/3/2025	—	—	—	—	12,410	24,820	6,112	—	—	243,750
	N/A		149,400	249,000	398,400	—	—	—	—	—	—	—
(1)The amounts reflect the NEO’s threshold, target and maximum amount of payouts under the Short-Term Incentive Plan as of the grant date of such awards. The actual amounts paid to our NEOs pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the Short-Term Incentive Plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Bonuses.”
(2)The amounts reflect the threshold, target and maximum number of share that are issuable with respect to performance-based restricted share units to each Messrs. Richardson, Romer, O’Brien, Curnock and O’Reilly. The performance shares vest, and the performance share units are settled in ordinary shares, in an amount from 0% to 200% of the units awarded based on fully diluted book value per share growth (65% weight) and combined ratio (35% weight) for the three year performance period commencing on January 1, 2025 and ending on December 31, 2027.
(3)The amounts reflect the restricted share units made pursuant to our 2023 stock incentive plan to each of Messrs. Richardson, Romer, O’Brien, Curnock and O’Reilly, vesting in substantially equal installments over three years on each January 1, 2026, January 1, 2027, and January 1, 2028.
(4)The amounts reflect the aggregate grant date fair value for each NEO’s restricted share unit awards granted in 2025, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” The values represent the achievement of the performance conditions at the target level of performance conditions.

Employment Agreements
Employment agreements are entered into by the Company when it is determined that an employment agreement assists in obtaining assurance as to the executive’s continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive.
Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including restrictive covenants such as non-disclosure, non-compete and non-solicitation provisions in such agreements. The terms of the agreement take into consideration the executive’s prior background, experience, compensation, competitive conditions and negotiations with the executive.
The following paragraphs summarize the material terms of the employment agreements of our NEOs.

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Greg Richardson. We entered an employment agreement with Mr. Richardson effective January 1, 2024. The employment agreement does not have a fixed term. The agreement provides that Mr. Richardson serves as Chief Executive Officer and is entitled to receive an annual base salary of $800,000, subject to review periodically. Mr. Richardson is eligible for certain employee benefits and is eligible to earn an annual bonus with a target bonus opportunity of 100% of his base salary, based on certain performance metrics, as determined by the Board or Compensation Committee thereof, in accordance with and subject to the terms and conditions of the Company’s short-term incentive plan, as in effect from time to time. Mr. Richardson is also eligible to receive equity-based awards under the Company’s long-term incentive plan, as determined by the Board and Compensation Committee.
Faramarz Romer. We entered into an employment agreement with Mr. Romer effective April 1, 2023 (as amended). The employment agreement does not have a fixed term. The agreement provides that Mr. Romer serves as Chief Financial Officer and is entitled to receive an annual base salary of $465,000, subject to review periodically. Mr. Romer is eligible for certain employee benefits and is eligible to earn an annual bonus with a target bonus opportunity of 50% of his base salary, based on certain performance metrics, as determined by the Board or Compensation Committee thereof, in accordance with and subject to the terms and conditions of the Company’s short-term incentive plan, as in effect from time to time. Mr. Romer is also eligible to receive equity-based awards under the Company’s long-term incentive plan, as determined by the Board and Compensation Committee.
Patrick O’Brien. We entered into an employment agreement with Mr. O’Brien, dated as of February 16, 2018 (as amended) under which he serves as Chief Executive Officer of GRIL. The employment agreement does not have a fixed term. Mr. O’Brien is entitled to receive an annual base salary of €405,000, subject to review periodically, and is eligible to be considered for an annual discretionary bonus based on pre-established performance metrics with a target equal to 60% of base salary. In addition, Mr. O’Brien is eligible to receive equity awards subject to the terms of our long term incentive plan. Mr. O’Brien is also entitled to participate in our employee benefit plans and insurance programs. In lieu of an annual contribution into the defined contribution occupational pension scheme equal to 20% of his base salary, Mr. O’Brien is entitled to receive an amount in cash equal to the amount such annual contribution would have been.
Thomas Curnock. We entered into an employment agreement with Mr. Curnock, dated March 23, 2009 (as amended), pursuant to which Mr. Curnock now serves as our Group Chief Underwriting Officer. The employment agreement does not have a fixed term. Mr. Curnock is entitled to receive an annual base salary of $450,000 subject to review periodically and is currently eligible to be considered for an annual discretionary bonus with a target equal to 60% of base salary. In addition, Mr. Curnock is eligible to receive equity awards in accordance with the terms of our long term incentive plan. Mr. Curnock is also eligible to participate in our employee benefit plans and insurance programs.
Brian O’Reilly. We entered into an employment agreement with Mr. O’Reilly, dated February 27, 2024, pursuant to which Mr. O’Reilly serves as our Head of Innovations. The employment agreement does not have a fixed term. Mr. O’Reilly is entitled to receive an annual base salary of $375,000 subject to review periodically and is eligible to be considered for an annual discretionary bonus with a target equal to 60% of base salary. In addition, Mr. O’Reilly is eligible to receive equity awards in accordance with the terms of our long term incentive plan. Mr. O’Reilly is also eligible to participate in our employee benefit plans and insurance programs.
The 2023 Incentive Plan
General
The Greenlight Capital Re, Ltd. 2023 Omnibus Incentive Plan, or the 2023 Incentive Plan, was established by the Company to promote the interests of the Company and its shareholders by:
•attracting, retaining, motivating, and rewarding exceptional employees, officers, directors and consultants (including prospective employees, officers, directors and consultants) of the Company and its affiliates;
•enabling such individuals to participate in the long-term growth and financial success of the Company; and
•directly linking compensation with Company performance.

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The 2023 Incentive Plan became effective on July 25, 2023. The 2023 Incentive Plan is intended to replace the Prior Incentive Plan. The 2023 Incentive Plan shall not terminate, amend or modify any provision of the Prior Incentive Plan nor adversely affect any awards granted under the Prior Incentive Plan or rights outstanding under the Prior Incentive Plan; provided, however, that no further awards will be granted under the Prior Incentive Plan.
Subject to adjustment in accordance with the terms of the 2023 Incentive Plan, the aggregate number of ordinary shares that are available to be delivered pursuant to awards granted under the 2023 Incentive Plan is equal to the sum of (i) 2,000,000 shares and (ii) any shares that remained or otherwise become available under the Prior Incentive Plan as of July 25, 2023 which was 1,362,165 shares.
As of December 31, 2025, 139,299 options and 290,307 restricted shares or RSUs, net of forfeitures, have been granted under the 2023 Incentive Plan.
Administration
The 2023 Incentive Plan is administered by the Compensation Committee. The Compensation Committee will have the authority to construe and interpret the 2023 Incentive Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2023 Incentive Plan. To the extent permitted by applicable law, the Compensation Committee may delegate to officers or employees of the Company or any of its affiliates, or committees thereof, the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions under the 2023 Incentive Plan as the Compensation Committee determines appropriate.
Employees, officers, directors, and consultants of the Company and its affiliates, and individuals who have been offered employment and actually commence employment with the Company and its affiliates, are eligible to receive awards under the 2023 Incentive Plan. The Compensation Committee determines who will receive awards and the terms and conditions associated with such awards. An employee on an approved leave of absence may be considered as employed by the Company or its affiliates for purposes of eligibility to participate in the 2023 Incentive Plan.
The 2023 Incentive Plan authorizes the award of non-qualified and incentive stock options, restricted stock, RSUs, stock appreciation rights, and other stock-based awards.
Options
Options may be granted to participants in such form and having such terms and conditions as the Compensation Committee deems appropriate. Stock options provide for the purchase of ordinary shares at an exercise price set on the grant date. The exercise price of each option to purchase shares will be set by the Compensation Committee at the time of grant and must generally be at least equal to the fair market value of Company shares on the date of grant. Options granted under the 2023 Incentive Plan may be exercisable at such times and subject to such terms and conditions as the Compensation Committee determines. The maximum term of options granted under the 2023 Incentive Plan is generally 10 years, at which time the option is no longer exercisable and expires. No dividend or dividend equivalent rights shall be paid out on options.
Restricted Stock
The Compensation Committee may grant awards consisting of ordinary shares, the restrictions of which will lapse upon the terms that the Compensation Committee determines at the time of grant. The Compensation Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the service of the participant for a specified time period or the attainment of one or more performance goals. Participants may not sell, transfer, pledge, or otherwise encumber the restricted stock award prior to the time the restricted stock award has vested. Participants holding restricted stock awards will have the rights and privileges of shareholders, including to receive all dividends and other distributions with respect thereto, unless the Compensation Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances.

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Restricted Stock Units
An RSU is a notional unit representing the right to receive one ordinary share (or the cash value of one ordinary share) on a specified settlement date. The Compensation Committee may grant awards consisting of RSUs subject to such terms and conditions the Compensation Committee deems appropriate. The Compensation Committee may condition the grant or vesting of RSUs on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule. RSUs will be settled in shares, cash, or property, or a combination thereof, as determined by the Compensation Committee, in its sole discretion, on the date or dates determined by the Compensation Committee and set forth in an Award Agreement a participant shall not be entitled to dividends or dividend equivalents with respect to RSUs prior to settlement.
Stock Appreciation Rights
SARs provide for a payment, or payments, in cash, ordinary shares or property, as specified in the applicable award, to the holder based upon the difference between the fair market value of ordinary shares on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of an ordinary share on the date the stock appreciation right is granted. The maximum term of SARs granted under the 2023 Incentive Plan is 10 years, at which time the SAR is no longer exercisable and expires. No dividends or dividend equivalents shall be paid on SARs.
Other Stock-Based Awards
The Compensation Committee is authorized, subject to limitations under applicable law, to grant participants other awards under the 2023 Incentive Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to the ordinary shares.
The Compensation Committee may also grant ordinary shares as a bonus and grant awards in lieu of obligations of the Company or its affiliates to pay cash or deliver property under the 2023 Incentive Plan or other plans or compensatory arrangements.
Adjustments
In the event of changes in the outstanding ordinary shares or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization, in connection with any extraordinary dividend declared and paid in respect of ordinary shares, in the event of any change in applicable laws or circumstances or as otherwise set forth in the 2023 Incentive Plan, in each case, that results in or could result in, in either case, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2023 Incentive Plan, awards shall be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee, in its sole discretion, as to the number, price, or kind of a share, other securities or other consideration subject to such awards.
Amendment/Termination
The Board or Compensation Committee may amend the 2023 Incentive Plan and awards granted thereunder at any time and from time to time, but no amendment to the 2023 Incentive Plan or any award (i) shall be effective without shareholder approval to the extent that such approval is required, or (ii) will materially impair a participant’s rights under any award without the participant’s written consent, except to bring the terms of the 2023 Incentive Plan or awards into compliance with applicable law. No action taken by the Board or the Compensation Committee that is expressly permitted under the 2023 Incentive Plan will constitute an amendment.
The Board or the Compensation Committee may also suspend or terminate the 2023 Incentive Plan at any time. Unless sooner terminated, the 2023 Incentive Plan shall terminate on July 24, 2033. No awards may be granted under the 2023 Incentive Plan while it is suspended or terminated; provided, however, that following any suspension or termination of the 2023 Incentive Plan, the 2023 Incentive Plan shall remain in effect for the purpose of governing all awards then outstanding hereunder until such time as all awards under the 2023 Incentive Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2025

Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(6)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3), (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Greg Richardson	3/14/2025	—	—	—	—	—	30,091	438,727	21,383	311,764
	1/4/2024	50,000	200,000	—	11.20	1/4/2034	—	—	—	—
Faramarz Romer	3/14/2025	—	—	—	—	—	8,777	127,969	6,237	90,935
	3/15/2024	—	—	—	—	—	5,784	84,331	17,615	256,827
	3/15/2023	—	—	—	—	—	5,555	80,992	13,727	200,140
Patrick O’Brien	3/14/2025	—	—	—	—	—	9,389	136,892	6,671	97,263
	3/15/2024	—	—	—	—	—	5,660	82,523	17,236	251,301
	3/15/2023	—	—	—	—	—	3,139	45,767	31,961	465,991
Thomas Curnock	3/14/2025	—	—	—	—	—	8,777	127,969	6,237	90,935
	3/15/2024	—	—	—	—	—	5,848	85,264	17,810	259,670
	3/15/2023	—	—	—	—	—	3,284	47,881	33,444	487,614
Brian O'Reilly	3/14/2025	—	—	—	—	—	6,112	89,113	4,343	63,321
	3/15/2024	—	—	—	—	—	4,036	58,845	12,289	179,174
	3/15/2023	—	—	—	—	—	4,536	66,135	11,206	163,383
(1)All restricted shares and RSUs granted in 2023, 2024 and 2025 will vest ratably over a three-year period, generally subject to continued employment through and including each vesting date.
(2)Assumes a stock price of $14.58 the closing price of the ordinary shares on December 31, 2025, the last business day of the year
(3)The performance RSUs granted in 2024 and 2025 are subject to performance conditions and will cliff vest, if at all, based on the actual level of achievement against the performance metrics, 65% weighted for fully diluted book value per share growth and 35% weighted for combined ratio, following the end of their respective three-year performance periods, generally subject to continued employment through and including the last day of the three-year performance period. For the 2024 grants, the number of performance RSUs reported in the above table is based on achieving the target milestones, for both the fully diluted book value per share growth and combined ratio performance metrics, based on the Company’s performance through December 31, 2025. For the 2025 grants, the number of performance RSUs reported in the above table is based on achieving the threshold milestone for the fully diluted book value per share growth performance metric and the target milestone for the combined ratio performance metric based on the Company’s performance through December 31, 2025.
(4)The vesting for the performance restricted shares and RSUs granted in 2023 was based on the Company’s actual three-year performance period ended December 31, 2025. Accordingly, the above table reflects the actual vested number of shares or units that took place in March 2026 following the filing of the Company’s Form 10-K.
(5)Assumes a stock price of $14.58 the closing price of the ordinary shares on December 31, 2025, the last business day of the year.
(6)Mr. Richardson was granted an option to purchase 250,000 ordinary shares in accordance with the terms of the Richardson Employment Agreement. The option became exercisable with respect to 50,000 shares on January 1, 2025, and will become exercisable with respect to an additional 50,000 shares on each of January 1, 2026, 2027, 2028 and 2029.

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Stock Option Exercises and Stock Award Vesting in Fiscal 2025
The following table provides information regarding the exercise of stock options and stock awards vesting during fiscal year 2025 on an aggregated basis with respect to each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($) (1)

Greg Richardson	—	—	—	—
Faramarz Romer	—	—	30,745	430,430
Patrick O’Brien	—	—	40,838	571,732
Thomas Curnock	—	—	35,768	500,752
Brian O'Reilly	—	—	25,134	351,876
(1) The value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the closing price of our ordinary shares on the vesting date.
Pension Benefits
None of our NEOs participates in a qualified or non-qualified defined benefit pension plan sponsored by us.
Non-qualified Deferred Compensation in Fiscal Year 2025
None of our NEOs participates in a non-qualified defined contribution or other non-qualified deferred compensation plan.
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POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination or Change in Control
This section describes the potential payments that would be made to the named executive officers under various employment termination scenarios as if they occurred at the end of fiscal year 2025.
Richardson Employment Agreement
In the event Mr. Richardson’s employment is terminated by the Company without cause or by Mr. Richardson for good reason, we will pay him accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, and any accrued but unused vacation pay and statutory severance, or collectively the Richardson Accrued Obligations, as soon as practicable following termination, plus up to $50,000 in reimbursement for relocation expenses. In addition, subject to Mr. Richardson’s execution of a release and certain other conditions, we will pay Mr. Richardson a pro-rated portion of the annual bonus that would have been paid for the year in which his employment terminates based on actual performance, paid in accordance with the Short Term Incentive Plan, or the Actual Pro-Rated Bonus and cash severance in an amount equal to the sum of Mr. Richardson’s annual base salary and target annual bonus opportunity, payable in substantially equal installments over the twelve month period following the date of termination, the Actual Pro-Rated Bonus. If Mr. Richardson’s employment terminates as a result of his death or due to disability, by the Company for cause or by Mr. Richardson without good reason, he or his beneficiary, legal representatives or estate, as applicable, will become entitled to the Richardson Accrued Obligations.
Romer Employment Agreement
In the event Mr. Romer’s employment is terminated by the Company without cause or by Mr. Romer for good reason, we will pay him accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, and any accrued but unused vacation pay and statutory severance, or collectively the Romer Accrued Obligations, as soon as practicable following termination. In addition, subject to Mr. Romer’s execution of a release and certain other conditions, we will pay Mr. Romer a pro-rated portion of the annual bonus that would have been paid for the year in which his employment terminates based on actual performance, paid in accordance with the Short Term Incentive Plan, or the Actual Pro-Rated Bonus and cash severance in an amount equal to the sum of Mr. Romer’s annual base salary and target annual bonus opportunity, payable in substantially equal installments over the twelve month period following the date of termination, the Actual Pro-Rated Bonus. If Mr. Romer’s employment terminates as a result of his death or due to disability, by the Company for cause or by Mr. Romer without good reason, he or his beneficiary, legal representatives or estate, as applicable, will become entitled to the Romer Accrued Obligations.
O’Brien Employment Agreement
Pursuant to the terms of his employment agreement, except in the case where prior notice (or pay in lieu of notice) is not required (as described below, which includes ill health or other incapacity), Mr. O’Brien’s employment will continue until terminated by not less than six months’ notice in writing given by either party to the other (or such longer period as may be required by law). In the event that we terminate Mr. O’Brien’s employment in circumstances where notice (or pay in lieu of notice) is required and other than in the case of Mr. O’Brien’s death, we will pay him accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, any accrued but unused vacation pay, or collectively the O’Brien Accrued Obligations. In addition, subject to executing a release of claims against us and GRIL and certain other conditions, GRIL will pay Mr. O’Brien a pro-rated portion of the target bonus that would have been paid for the year in which his employed terminates assuming applicable targets had been achieved, or the Target Pro-Rated Bonus, and cash severance in an amount equal to the sum of Mr. O’Brien’s annual base salary and target bonus opportunity. If Mr. O’Brien’s employment terminates as a result of his death, his beneficiary, legal representatives or estate will become entitled to and the O’Brien Accrued Obligations and subject to executing a release of claims against us and GRIL, the Target Pro-Rated Bonus.

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Curnock Employment Agreement
Pursuant to Mr. Curnock’s employment agreement, in addition to any accrued but unpaid base salary and unused vacation time through the date of termination and any statutory severance, if any, subject to the execution of a release and certain other conditions, Mr. Curnock will be entitled to receive the Target Pro-Rated Bonus, which shall be payable within two and one half (2.5) months following the date of termination and cash severance in an amount equal to Mr. Curnock’s annual base salary plus target bonus opportunity, which shall be payable over 12 months. In the event that Mr. Curnock’s employment is terminated by the Company for cause, due to death or disability, or by Mr. Curnock without good reason, he shall only be entitled to his accrued benefits.
O’Reilly Employment Agreement
In the event Mr. O’Reilly’s employment is terminated by the Company without cause or by Mr. O’Reilly for good reason, we will pay him accrued but unpaid base salary, any bonus earned under the terms of the compensation plan for years prior to the year in which the termination occurs, payable in accordance with the terms of such plan, and any accrued but unused vacation pay and statutory severance, or collectively the O’Reilly Accrued Obligations, as soon as practicable following termination. In addition, subject to Mr. O’Reilly execution of a release and certain other conditions, we will pay Mr. O’Reilly a pro-rated portion of the annual bonus that would have been paid for the year in which his employment terminates based on actual performance, paid in accordance with the Short Term Incentive Plan, or the Actual Pro-Rated Bonus and cash severance in an amount equal to the sum of Mr. O’Reilly’s annual base salary, payable in substantially equal installments over the twelve month period following the date of termination, the Actual Pro-Rated Bonus. If Mr. O’Reilly’s employment terminates as a result of his death or due to disability, by the Company for cause or by Mr. O’Reilly without good reason, he or his beneficiary, legal representatives or estate, as applicable, will become entitled to the O’Reilly Accrued Obligations.
Stock Incentive Plan and Awards Granted Thereunder
Under the terms of the 2023 Incentive Plan, as well as the Prior Incentive Plan, unless an option award provides otherwise, upon termination other than for cause, death or disability, all unvested options terminate and the participant may exercise his or her vested options within the period ending upon the earlier of three months following termination or the option’s expiration date (generally ten years from the grant date of the option). Unless an option award provides otherwise, upon termination for cause, all vested and unvested options will terminate. Unless an option award provides otherwise, upon termination for death or disability, all unvested options will terminate, and the vested portion of the option may be exercised for the period ending upon the earlier of twelve months following termination or the option’s expiration date. Under the terms of the restricted share and RSU awards granted to each of our NEOs, the awards will generally automatically vest upon the executive’s termination of employment due to death or disability or upon the occurrence of a change in control. If the executive’s employment terminates for any other reason, the unvested restricted shares will be automatically repurchased by the Company for par value and cancelled while unvested RSUs will be automatically forfeited.
Short-Term Incentive Plan
Under the terms of the Short-Term Incentive Plan, except as otherwise provided in an employment agreement or offer letter or otherwise determined by the Compensation Committee, a participant must be employed on the last day of the applicable plan year and not have given notice of termination for any reason or received notice of termination by a member of the Greenlight Group for any reason, in any such case, on or prior to the last day of the applicable plan year; provided, however in the event of a termination of the participant’s employment due to death or “disability” (see below) on or prior to the last day of the applicable plan year, the participant will be generally be entitled to receive a pro-rata bonus hereunder based on actual performance for the applicable plan year.
For purposes of the Short-Term Incentive Plan, the term “disability” generally means, if the participant is a party to any employment agreement or other agreement for services with us and such agreement provides for a definition of disability, the definition therein contained, or, if no such agreement or definition exists, it means the failure of any participant to perform his or her duties due to physical or mental incapacity as determined by the Compensation Committee.

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Employment Agreement Termination Payments
Assuming Mr. Richardson’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2025, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus $ (2)	Total Cash Severance $	Value of Accelerated Equity (4)(5) $	Total $

Termination without Cause (1)	1,304,000	1,650,000	1,283,725	4,237,725
Termination for Good Reason (1)	1,304,000	1,650,000	1,283,725	4,237,725
Death	1,304,000	—	2,174,475	3,478,475
Disability (3)	1,304,000	30,769	2,174,475	3,509,244
Change in Control	—	—	2,174,475	2,174,475
(1)The Total Cash Severance is 100% of base salary and target bonus, plus Cayman statutory severance for Termination without Cause, which is equal to one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment. Additionally, it includes a $50,000 relocation allowance.
(2)The Pro-Rated Bonus upon a termination of employment without cause, for good reason, due to death or disability reflects the amount earned in respect of the applicable year.
(3)The Total Cash Severance for Disability is calculated as one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment, which represents Cayman statutory severance.
(4)The Value of Accelerated Equity for Termination without Cause and Termination for Good Reason is calculated as the intrinsic value of exercisable applicable options subject to the accelerated vesting if the event(s) occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year, plus the fair market value of the 30,091 RSUs subject to the accelerated vesting if the event occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
(5)The Value of Accelerated Equity for Death, Disability and Change in Control is calculated as the intrinsic value of exercisable applicable options subject to the accelerated vesting if the event(s) occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year, plus the fair market value of the 91,185 RSUs subject to the accelerated vesting if the event occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.

Assuming Mr. Romer’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2025, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus $ (2)	Total Cash Severance $	Value of Accelerated Equity (4)(5) $	Total $

Termination without Cause(1)	380,000	923,077	—	1,303,077
Termination for Good Reason (1)	380,000	750,000	—	1,130,000
Death	380,000	—	764,196	1,144,196
Disability (3)	380,000	173,077	764,196	1,317,273
Change in Control	—	—	929,592	929,592
(1)The Total Cash Severance is 100% of base salary and target bonus, plus Cayman statutory severance for Termination without Cause, which is equal to one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment.
(2)The Pro-Rated Bonus upon a termination of employment without cause, for good reason, due to death or disability reflects the amount earned in respect of the applicable year.
(3)The Total Cash Severance for Disability is calculated as one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment, which represents Cayman statutory severance.
(4)The Value of Accelerated Equity for Death and Disability is calculated as the fair market value of the 52,414 restricted shares and RSUs subject to the accelerated vesting if a termination due to death or disability occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
(5)The Value of Accelerated Equity for Change in Control is calculated as the fair market value of the 63,758 restricted shares and RSUs subject to the accelerated vesting if a termination due to a change in control occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.

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Assuming Mr. O’Brien’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2025, such payments and benefits have an estimated value of:

Event (1)	Pro-Rated Bonus (3) $	Total Cash Severance $	Value of Accelerated Equity (4)(5) $	Total $

Termination with prior notice (2)	305,100	813,600	—	1,118,700
Death	305,100	—	803,504	1,108,604
Disability	500,138	—	803,504	1,303,642
Change in Control	—	—	1,073,030	1,073,030
(1)As Mr. O’Brien is based in Ireland, his cash compensation is generally paid to him in Euros rather than United States dollars. The Total Cash Severance is based on an average conversion rate for 2025, which was $1.13 United States dollars per Euro.
(2)The Total Cash Severance is calculated as the sum of base salary ($508,500) and target bonus ($305,100).
(3)The Pro-Rated Bonus upon a termination without prior notice or due to death is calculated as 60% of base salary pursuant to Mr. O’Brien’s employment agreement. The Pro-Rated Bonus upon a termination of employment due to disability reflects the amount earned in respect of the applicable year.
(4)The Value of Accelerated Equity for Death and Disability is calculated as the fair market value of the 55,110 RSUs subject to accelerated vesting if a termination due to death or disability occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
(5)The Value of Accelerated Equity for Change in Control is calculated as the fair market value of the 73,596 RSUs subject to accelerated vesting if a termination due to a change in control occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.

Assuming Mr. Curnock’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2025, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (4) $	Total Cash Severance $	Value of Accelerated Equity (5)(6) $	Total $

Termination without Cause (1)	312,000	992,000	—	1,304,000
Termination for Good Reason (2)	312,000	832,000	—	1,144,000
Death	510,560	—	791,213	1,301,773
Disability (3)	510,560	160,000	791,213	1,461,773
Change in Control	—	—	1,072,155	1,072,155
(1)The Total Cash Severance is calculated as the sum of base salary ($520,000) and target bonus ($312,000), plus Cayman statutory severance, which is equal to one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment.
(2)The Total Cash Severance is calculated as the sum of base salary ($520,000) and target bonus ($312,000).
(3)The Total Cash Severance for Disability is calculated as one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment, which represents Cayman statutory severance.
(4)The Pro-Rated Bonus upon a termination of employment without cause or for good reason is calculated as 60% of base salary pursuant to Mr. Curnock’s employment agreement. The Pro-Rated Bonus upon a termination of employment due to death or disability reflects the amount earned in respect of the applicable year.
(5)The Value of Accelerated Equity for Death and Disability is calculated as the fair market value of the 54,267 restricted shares and RSUs subject to accelerated vesting if a termination due to death or disability occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
(6)The Value of Accelerated Equity for Change in Control is calculated as the fair market value of the 73,536 restricted shares and RSUs subject to accelerated vesting if a termination due to a change in control occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.

2026 PROXY STATEMENT 53

GREENLIGHT RE
Assuming Mr. O’Reilly’s employment terminated under each of the circumstances described below or a change in control occurred on December 31, 2025, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus (1) $	Total Cash Severance $ (2)	Value of Accelerated Equity $ (3)(4)	Total $

Termination without Cause	374,896	510,769	—	885,665
Termination for Good Reason	374,896	510,769	—	885,665
Death	—	510,769	547,056	1,057,825
Disability	—	510,769	547,056	1,057,825
Change in Control	—	—	671,905	671,905
(1)The Pro-Rated Bonus upon termination of employment without cause or for good reason reflects the amount earned in respect of the applicable year.
(2)The Total Cash Severance is calculated as the sum of base salary ($415,000) plus Cayman statutory severance, which is equal to one week’s salary, at the employee’s latest basic salary, for each completed twelve month period of employment.
(3)The Value of Accelerated Equity for Death and Disability is calculated as the fair market value of the 37,521 restricted shares and RSUs subject to accelerated vesting if a termination due to death or disability occurred, in each case, on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
(4)The Value of Accelerated Equity for Change in Control is calculated as the fair market value of the 46,084 restricted shares and RSUs subject to accelerated vesting if a termination due to a change in control occurred on December 31, 2025 and using a share price of $14.58, the closing share price on December 31, 2025, the last business day of the year.
54 2026 PROXY STATEMENT

GREENLIGHT RE
PAY RATIO AND PAY VERSUS PERFORMANCE
2025 Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Richardson, our Chief Executive Officer (“CEO”, or as sometimes referred to below in this section, our Principal Executive Officer or “PEO”).
For 2025, our last completed fiscal year:
    a) the median of the annual total compensation of all our employees (other than our CEO) was $173,762; and
    b) the total compensation of our CEO was $3,314,610.
Based on this information, for 2025, the ratio of the total compensation of Mr. Richardson, our CEO, to the median of the annual total compensation of all employees was 19.1 to 1.0.
To identify the median employee in 2025, we took the following steps:
i.We selected December 31, 2025, which we refer to as the determination date, which is within the last three months of 2025, as the date upon which we would identify the “median employee.”
ii.We identified the median employee by examining the annual total compensation for 2025, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, of each of our employees employed as of December 31, 2025. For those employees who joined the Company during 2025 the total compensation was annualized as if they had been employed for the entire year. We calculated the total compensation for each employee in the same manner as the “Total Compensation” shown for our NEOs in the “Summary Compensation Table”, including converting currencies of our employees in Ireland into United States dollars based on an average conversion rate for 2025 which was $1.13, where applicable and converting currencies of our employees in the United Kingdom into United States dollars based on an average conversion rate for 2025 which was $1.32, where applicable. We determined the compensation of our median employee by ranking the annual total compensation of all employees, except for our CEO, and selecting the median employee based on their total compensation.
Pay Versus Performance
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship of executive compensation actually paid, or CAP, and certain financial performance of our company. The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the Summary Compensation Table, or the CAP, to our PEO, and, on an average basis, our non-PEO NEOs (in each case, as determined under SEC rules), our total shareholder return, or TSR, the TSR of the S&P 500 Property & Casualty Insurance Index, or our Peer Group TSR, over the same period, our net income, and our company-selected measure for 2025, Growth in Fully Diluted Book Value Per Share.
2026 PROXY STATEMENT 55

GREENLIGHT RE
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (in ‘000s)	Growth in Fully Diluted Book Value per Share(5)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,314,610	$2,825,712	$1,299,725	$1,307,161	$199.45	$234.32	$74,832	13.8%
2024	$2,323,230	$2,909,730	$931,178	$1,074,927	$191.52	$212.86	$42,816	7.2%
2023	$5,910,846	$7,286,491	$993,261	$1,030,197	$156.22	$157.12	$86,830	16.8%
2022	$2,744,811	$3,050,956	$841,738	$912,266	$111.49	$141.79	$25,342	2.4%
2021	$3,114,210	$2,974,247	$1,173,382	$1,175,567	$107.25	$119.28	$17,578	4.2%
1)Simon Burton was the PEO in 2021, 2022, and 2023. Greg Richardson is the PEO for 2024 and 2025.
2)See the chart on the next page for the reconciliation of Summary Compensation Table compensation to Compensation Actually Paid.
3)For 2021, the non-PEO NEOs are Laura Accurso, Tom Curnock, Neil Greenspan, and Patrick O’Brien. For 2022, the non-PEO NEOs are Tom Curnock, Neil Greenspan, Patrick O’Brien, and Faramarz Romer. For 2023, the non-PEO NEOs are David Sigmon, Tom Curnock, Neil Greenspan, Patrick O’Brien, and Faramarz Romer. For 2024, the non-PEO NEOs are David Sigmon, Tom Curnock, Patrick O’Brien, and Faramarz Romer. For 2025, the non-PEO NEOs are Tom Curnock, Patrick O’Brien, Brian O’Reilly and Faramarz Romer.
4)The peer group shown is the S&P 500 Property & Casualty Insurance Index, which is included in the performance graph of our 10-K filing.
5)The Company has identified Growth in Fully Diluted Book Value per Share as the company-selected measure for the pay-versus-performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the CEO and Other NEOs in 2025 to the Company's performance. Fully Diluted Book Value per Share is a non-GAAP measure. Please refer to Annex 1 for definitions of non-GAAP measures.
Reconciliation of CAP Calculations

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested ($)	Add Vest Date Fair Value of Equity Awards Granted in the Year that Vest in the Same Year ($)	Add Amount Equal to Change as of the End of Fiscal Year from End of Prior Fiscal Year in Fair Value of Awards Granted in any Prior Fiscal Year that are Outstanding and Unvested Equity Awards ($)	Add Amount Equal to Change as of the Vesting Date from the End of Prior Fiscal Year in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Subtract Fair Value as of the End of the Prior Year of any Equity Awards Granted in a Prior Year that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)	CAP ($)

2025	PEO	3,314,610	(1,200,000)	884,102	—	(162,000)	(11,000)	—	(488,898)	2,825,712
	Other NEOs	1,299,725	(329,538)	242,788	—	150,399	(19,033)	—	7,436	1,307,161
2024	PEO	2,323,230	(1,077,500)	1,664,000	—	—	—	—	586,500	2,909,730
	Other NEOs	931,178	(271,847)	321,171	—	87,279	7,147	—	143,749	1,074,927
2023	PEO	5,910,846	(1,600,000)	1,855,025	—	1,110,221	10,400	—	1,375,645	7,286,491
	Other NEOs	993,261	(213,991)	248,514	—	132,246	38,146	(167,980)	36,936	1,030,197
2022	PEO	2,744,811	(1,600,000)	1,912,023	—	6,123	(12,000)	—	306,145	3,050,956
	Other NEOs	841,738	(322,702)	385,634	—	18,349	(10,752)	—	70,528	912,266
2021	PEO	3,114,210	(1,200,000)	1,024,837	—	(9,600)	44,800	—	(139,963)	2,974,247
	Other NEOs	1,173,382	(270,000)	230,586	—	26,759	14,839	—	2,185	1,175,567

56 2026 PROXY STATEMENT

GREENLIGHT RE
This section should be read in conjunction with the CD&A, which includes additional discussion of our objectives of executive compensation and benefits program and how they are aligned with the company’s financial and operational performance. The Compensation Committee does not use CAP as a basis for making compensation decisions, nor do we use the performance measure of Net Income, as defined by the SEC for purposes of the pay vs performance table above, to measure performance for compensation.
The charts below show, for the past five years, the relationship of TSR relative to the Peer Group TSR, as well as the relationships between PEO and non-PEO NEO average CAP and (i) TSR and (ii) net income, and (iii) our company-selected measure, Fully Diluted Book Value Per Share.

Compensation Actually Paid vs. Greenlight TSR
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$250
$200
$150
$100
$50
$0
$100 Normalized Cumulative Growth
$7,286,491
$2,974,247
$3,050,956
$2,909,730
$2,825,712
$1,175,567
$912,266
$1,030,197
$1,074,927
$1,307,161
$100
$119
$107
$142
$111
$157
$156
$213
$192
$234
$199
2021
2022
2023
2024
2025
CEO - Compensation Actually Paid
Other NEO - Compensation Actually Paid
Company TSR
Peer Group TSR

*For the 2023 CAP reported in these graphs of $7,286,491 to our former CEO, Simon Burton, this figure includes Mr. Burton’s one-time cash severance payment. This contributed to the 2023 CEO CAP being significantly higher than other years.

2026 PROXY STATEMENT 57

GREENLIGHT RE

Compensation Actually Paid vs. Greenlight Net Income
Compensation Actually Paid
Net Income
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$2,974,247
$1,175,567
$17,578
$3,050,956
$912,266
$25,342
$7,286,491
$1,030,197
$86,830
$2,909,730
$1,074,927
$42,816
$2,825,712
$1,307,161
$74,832
2021
2022
2023
2024
2025
CEO - Compensation Actually Paid
Other NEO - Compensation Actually Paid
Company Net Income

Compensation Actually Paid vs. Greenlight Growth in Diluted Book Value per Share
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Growth in Diluted Book Value per Share
$2,974,247
$1,175,567
4.25%
$3,050,956
$912,266
2.43%
$7,286,491
$1,030,197
16.82%
$2,909,730
$1,074,927
7.20%
$2,825,712
$1,307,161
13.80%
2021
2022
2023
2024
2025
CEO - Compensation Actually Paid
Other NEO - Compensation Actually Paid
Company Growth in Diluted BV per Share

58 2026 PROXY STATEMENT

GREENLIGHT RE
2025 Performance Metrics
We consider the performance measures listed in the table below as the most important performance measures used by us to link NEO compensation for 2025 to Company performance. Each of these measures is described in more detail below.

Most Important Performance Measures

Growth in Fully Diluted Book Value Per Share
Underwriting Combined Ratio
Adjusted Operating Profit
Growth in Fully Diluted Book Value Per Share
Our primary financial goal is to increase fully diluted book value per share over the long term. We use growth in fully diluted book value per share as one of the performance conditions in our long-term incentive compensation. We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry.
Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options and all outstanding RSUs. Fully diluted book value per share is a non-GAAP financial measure. Please refer to Annex 1 for definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures.
2026 PROXY STATEMENT 59

GREENLIGHT RE
Underwriting Combined Ratio
We evaluate our underwriting performance based on the underwriting combined ratio. We use achievement of underwriting combined ratio as one of the performance conditions in our long-term incentive compensation. Underwriting combined ratio is calculated as 1 minus the ratio of (a) the net underwriting income (loss), divided by (b) the net earned premium. We do not use premiums written as a measure of performance. We use net underwriting income (loss) as a performance measure to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. We believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.
We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses.
Adjusted Operating Profit
We also measure our performance based on adjusted operating profit, or AOP, as this measure reflects management’s contribution to long term profitability and operational efficiency. AOP for purposes of 2025 compensation is calculated as the ratio of (a) the sum of underwriting income, partially adjusted for losses from the unprecedented California wildfires, less corporate innovations-related expense, divided by (b) beginning-of-year book value. We use AOP as a performance measure in our short-term incentive compensation. AOP is a non-GAAP performance measure. Please refer to Annex 1 for definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the Company’s ordinary shares that may be issued upon the exercise of options, warrants and RSUs granted to employees, consultants or members of our Board of Directors under all of our existing compensation plans, including the 2004 and 2023 stock incentive plans, each as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,545,210	(1)	$9.73	2,932,559	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,545,210	(1)	$9.73	2,932,559	(2)
(1)Includes 1,545,210 ordinary shares issuable upon the exercise of options and RSUs that were outstanding under the 2023 Incentive Plan as of December 31, 2025.
(2)Subject to adjustment for changes in capitalization and similar events, the aggregate number of ordinary shares that are available to be delivered pursuant to awards granted under the 2023 Incentive Plan is equal to the sum of (i) 2,000,000 shares and (ii) any shares that remained or otherwise become available under the 2004 Incentive Plan as of July 25, 2023, which was the date of approval of the 2023 Incentive Plan.

60 2026 PROXY STATEMENT

GREENLIGHT RE
Compensation Committee Interlocks and Insider Participation
The individuals who served as members of the Compensation Committee during the year ended December 31, 2025 were Ms. Foley and Messrs. Isaacs and Platt, each of whom the Board of Directors deemed to be independent in accordance with the director independence standards of the Nasdaq stock market rules. No member of the Compensation Committee was, during 2025, or had previously been, an executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During fiscal year 2025, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.
Policies and Practices Related to Timing of Equity Awards
The Compensation Committee does not currently take material non-public information into account when determining the timing of equity grants, and the Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation. We generally grant broad-based equity awards at approximately the same time each year, following our release of full-year financial results. During fiscal year 2025, the Company did not grant stock options (or similar awards) to any NEO during any period beginning four business days before and ending two days after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.
2026 PROXY STATEMENT 61

GREENLIGHT RE
AUDIT COMMITTEE REPORT
Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and the public reporting process. The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors.
In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2025, the Audit Committee has:
1.reviewed and discussed the audited consolidated financial statements with management;
2. discussed with the independent auditors the matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board; and
3. received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by management and the independent auditors, the Audit Committee recommended to the Board of Directors that the December 31, 2025 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
 The Audit Committee
Johnny Ferrari (Chair)
Ursuline Foley
Victoria Guest
Bryan Murphy

62 2026 PROXY STATEMENT

GREENLIGHT RE
Independent Public Accountant Fees and Services
Audit Fees
The aggregate amount of fees billed by Deloitte Ltd. and its international affiliates, or Deloitte, were $956,626 and $863,052 for the fiscal years ended December 31, 2025, and 2024, respectively. The audit fees were for the following professional services rendered: (1) the audit of our annual consolidated financial statements; (2) the review of our quarterly consolidated financial statements; and (3) the audits of our reinsurance statutory and regulatory filings in Cayman Islands and Ireland.
Audit-Related Fees
The Company incurred $nil and $10,000 for audit-related fees billed by Deloitte during the fiscal years ended December 31, 2025 and 2024, respectively.
Tax Fees
The Company did not incur any tax fees billed by Deloitte during the fiscal years ended December 31, 2025 and 2024.
 All Other Fees
The Company did not incur any other fees billed by Deloitte during the fiscal years ended December 31, 2025 and 2024.
 Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. For the years ended December 31, 2025 and 2024, the Audit Committee pre-approved Deloitte’s audit fee.
2026 PROXY STATEMENT 63

GREENLIGHT RE
COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
The following tables shows information known to us with respect to the beneficial ownership of our ordinary shares as of April 10, 2026 for the directors and director nominees of the Company, the executive officers listed in the Summary Compensation Table currently employed by the Company and by all of our current directors and executive officers as a group. Information in this table was in part furnished to the Company by the respective directors and executive officers.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all ordinary shares held by them. Ordinary shares subject to options currently exercisable or exercisable within 60 days of April 10, 2026, and not subject to repurchase as of that date, are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed to be outstanding for calculating the percentage of any other person.
Applicable percentage ownership in the following table is based on 33,510,609 ordinary shares outstanding as of April 10, 2026.

Name of beneficial owner		Beneficial ownership of principal shareholders
		Number of Ordinary Shares	%

David Einhorn	(1)	6,254,715	18.66%
Leonard Goldberg	(2)	331,725	*
Joseph Platt	(3)	229,619	*
Daniel Roitman	(4)	209,950	*
Patrick O'Brien	(5)	193,295	*
Bryan Murphy	(6)	165,570	*
Gregory Richardson	(7)	160,030	*
Thomas Curnock	(8)	154,562	*
Faramarz Romer	(9)	143,737	*
Ian Isaacs	(10)	121,137	*
Brian O'Reilly	(11)	91,041	*
Richard Strommer	(12)	63,804	*
Johnny Ferrari	(13)	49,100	*
Ursuline Foley	(14)	54,100	*
Victoria Guest	(15)	49,100	*
David Sigmon	(16)	30,213	*
Ariel Warszawski		—	*

All directors, director nominees and executive officers as a group (17 persons)		8,301,698	24.67%

*	Represents less than 1% of the outstanding ordinary shares.
(1)Mr. Einhorn has beneficial ownership of 4,864,227 ordinary shares held by DME 2022 Holdings LLC. Mr. Einhorn also has beneficial ownership of 1,390,488 ordinary shares held by the David M. Einhorn 2021-07 Family Trust.
(2)Includes 8,046 restricted shares. Includes 42,250 ordinary shares subject to options that are exercisable. Mr. Goldberg owns 242,605 ordinary shares directly and also retains beneficial ownership of 22,870 ordinary shares held by the Leonard R. Goldberg 2007 Family Trust and 24,000 ordinary shares held in a spousal revocable trust.
(3)Includes 8,046 restricted shares. Includes 55,000 ordinary shares held by a partnership of which Mr. Platt is the general partner.
(4)Mr. Roitman owns 170,067 ordinary shares directly and also retains beneficial ownership of 39,883 ordinary shares held by the Daniel E. Roitman 2007 Family Trust. The amount of ordinary shares directly owned reported reflects a transfer of 170,050 shares in 2025 pursuant to a domestic relations order.
(5)Mr. O’Brien also owns 73,487 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(6)Includes 8,046 restricted shares.
(7)Includes 100,000 ordinary shares subject to options that are exercisable. Mr. Richardson also owns 161,208 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(8)Mr. Curnock also owns 72,157 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(9)Mr. Romer also owns 67,527 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(10)Includes 8,046 restricted shares. Also includes 25,000 ordinary shares held by a living trust and 25,000 ordinary shares held in an IRA. Mr. Isaacs has pledged 16,000 ordinary shares of his unrestricted shares.
64 2026 PROXY STATEMENT

GREENLIGHT RE
(11)Mr. O’Reilly also owns 50,173 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(12)Mr. Strommer also owns 35,021 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.
(13)Includes 8,046 restricted shares.
(14)Includes 8,046 restricted shares.
(15)Includes 8,046 restricted shares.
(16)Mr. Sigmon also owns 24,471 RSUs. Since these RSUs do not have any voting or disposition rights until they vest and none vest within 60 days of April 10, 2026, these shareholdings are not reported.

PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES
To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding common shares of the Company as of April 10, 2026 are set forth below. This table is based where applicable on information provided in Schedule 13G Information Statements filed with the SEC.

Name and address of beneficial owner		Beneficial ownership of principal shareholders
		Number of Ordinary Shares	%

David Einhorn c/o Greenlight Capital Re, Ltd. 65 Market Street, Camana Bay, Grand Cayman, KY1-1205, Cayman Islands	(1)	6,254,715	18.66%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	(2)	1,989,086	5.94%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, Texas, 78746	(3)	1,902,489	5.68%
(1)Mr. Einhorn has beneficial ownership of 4,864,227 ordinary shares held by DME 2022 Holdings LLC. Mr. Einhorn also has beneficial ownership of 1,390,488 ordinary shares held by the David M. Einhorn 2021-07 Family Trust.
(2)BlackRock, Inc.’s beneficial ownership is based on a Schedule 13G/A filed on February 2, 2024.
(3)Dimensional Fund Advisors LP’s beneficial ownership is based on a Schedule 13G/A filed on February 9, 2024.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our directors, executive officers and the persons who beneficially own more than 10% of our ordinary shares file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulations promulgated by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on the reports received by us and on the written representations of the reporting persons, we believe that no director, executive officer or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal year 2025.
2026 PROXY STATEMENT 65

GREENLIGHT RE
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transaction Policy and Audit Committee Charter
We have established a written related-party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest, subject to certain exceptions. Covered persons include any director, executive officer, director nominee, 5% shareholder or any immediate family members of the foregoing. All relevant factors with respect to a proposed related-party transaction are considered, and such a transaction will only be approved if it is in our and our shareholders’ best interests or, if an alternate standard of review is imposed by applicable laws, statutes, governing documents or listing standards, if such alternate standard of review is satisfied. Any such related-party transactions shall require advance approval by a majority of our independent directors or a majority of the members of a committee constituted solely of our independent directors. In addition, our Audit Committee charter provides that the Audit Committee will review and approve all related-party transactions.
Limited Partnership Agreement
On September 1, 2018, the Company entered into a Limited Partnership Agreement, or the LPA, with Solasglas Investments, LP, which we refer to as SILP, with DME Advisors II, LLC, which we refer to as DME II, as General Partner. DME II and DME Advisors, LP, which we refer to as DME Advisors, are related parties and are controlled by David Einhorn, the Chair of the Board, the President and Portfolio Manager of Greenlight Capital and the beneficial owner of certain number of the issued and outstanding ordinary shares. During the year ended December 31, 2018, the Company transferred rights to $366.3 million of net investments from Greenlight Re and GRIL’s joint venture, or the Joint Venture, investment accounts to SILP in exchange for limited partnership interests of the same amount, resulting in no net gain or loss.
DME II receives a performance allocation equal to (with capitalized terms having the meaning provided under the LPA) (a) 10% of the portion of the Positive Performance Change for each limited partner’s capital account that is less than or equal to the positive balance in such limited partner’s Carryforward Account, plus (b) 20% of the portion of the Positive Performance Change for each limited partner’s capital account that exceeds the positive balance in such limited partner’s Carryforward Account. The Carryforward Account for Greenlight Re and GRIL include the amount of losses that were to be recouped under the Joint Venture as well as any loss generated on the assets invested in SILP, subject to adjustments for redemptions. The loss carry forward provision contained in the LPA allows DME II to earn reduced performance allocation of 10% of profits in any year subsequent to any years in which SILP has incurred a loss, until all losses are recouped and an additional amount equal to 150% of the loss is earned. For the year ended December 31, 2025, the Company’s investment income from SILP included performance allocation to DME II of $4.0 million (2024: $3.7 million).
On September 1, 2018, SILP entered into an investment advisory agreement, or the IAA, with DME Advisors which entitles DME Advisors to a monthly management fee equal to 0.125% (1.5% on an annual basis) of each limited partner’s Investment Portfolio, as provided in the LPA. The IAA had an initial term ending on August 31, 2023 subject to automatic extension for successive three-year terms which renewal did occur. For the year ended December 31, 2025, the Company’s investment income from SILP included management fees paid by SILP to DME Advisors of $6.9 million (2024: $6.1 million).
On February 26, 2019, effective as of September 1, 2018, the Company entered into Amendment No. 1 to the LPA. The amendment was intended to revise the mechanics for calculating the Carryforward Account and Performance Allocation (as defined in the LPA) to take into account withdrawals from and subsequent recontributions of capital to SILP, consistent with the treatment under the Joint Venture.

66 2026 PROXY STATEMENT

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On August 5, 2020, in connection with the investments by Greenlight Re and GRIL in SILP, pursuant to the LPA, the Company entered into an amended and restated letter agreement, or the Letter Agreement, with DME Advisors and DME II whereby from July 1, 2020 until such date on which neither Greenlight Re nor GRIL is a limited partner in the Partnership, or as further modified by agreement of the parties: (a) the Deployed GLRE Investment Portfolio (as defined in the Letter Agreement) shall not exceed an amount equal to 50% of the GLRE Surplus (as defined in the Letter Agreement); (b) in the event that the Deployed GLRE Investment Portfolio exceeds 50% of the GLRE Surplus, which we refer to as Excess Assets, DME II and the DME Advisors will use their respective commercially reasonable efforts to promptly liquidate positions in Excess Assets to Non-Risk Assets (as defined in the Letter Agreement) as may be necessary to comply with the preceding paragraph (a); and (c) until June 30, 2021, Non-Risk Assets were not subject to any Management Fee (as defined in the LPA) or Performance Allocation (as defined in the LPA).
On January 7, 2021, the Company, Greenlight Re, GRIL and DME II entered into the Second Amended and Restated Exempted Limited Partnership Agreement, effective as of January 1, 2021, or the Second Restated LPA. The Second Restated LPA amended, restated, superseded and incorporated all material terms of the Letter Agreement and was intended to amend certain definitions in the LPA, including “Additional Investment Ratio,” “Greenlight Re Surplus” and the “GRIL Surplus.” In addition, the Second Restated LPA amended Section 4.1(c) to incorporate the requirement to limit the size of any Partner’s Investment Portfolio (as defined in the Second Restated LPA) and amended each of Schedule 4.1(c)-1 (the Greenlight Re Guidelines) and Schedule 4.1(c)-2 (the GRIL Guidelines) to reflect the amended investment guidelines adopted by the board of directors of Greenlight Re and GRIL, respectively, effective as of January 1, 2021. Effective January 1, 2023, the parties increased the maximum Investment Portfolio, as defined in the Second Amended and Restated LPA, to 60% from 50% of GLRE Surplus (as that term is also defined in the Second Amended and Restated LPA), and effective August 1, 2024, additionally increased the maximum Investment Portfolio from to 70%.
Pursuant to the Second Restated LPA and the IAA, the Company has agreed to indemnify DME II and DME Advisors for any expense, loss, liability or damage arising out of any claim asserted or threatened in connection with DME Advisors serving as SILP’s investment advisor. The Company will reimburse DME, DME II and DME Advisors for reasonable costs and expenses of investigating and/or defending such claims, provided such claims were not caused due to gross negligence, breach of contract or misrepresentation by DME II or DME Advisors. For the year ended December 31, 2025, there were no indemnification payments payable or paid by the Company.
In accordance with the Second Restated LPA, either of Greenlight Re or GRIL may voluntarily withdraw all or part of its Capital Account for its operating needs by giving DME II at least 3 business days notice. In addition, either of Greenlight Re or GRIL may withdraw as a partner and fully withdraw all of its Capital Account from SILP on 3 business days notice if the Board of Greenlight Re or GRIL, as applicable, declares that a cause for withdrawal exists as per the LPA.
Service Agreement
The Company has entered into a service agreement with DME Advisors, which was amended in August 2007 and October 2007, pursuant to which DME Advisors provides investor relations services to the Company for compensation of $5,000 per month (plus expenses). The service agreement had an initial term of one year and continues for sequential one-year periods until terminated by either the Company or DME Advisors. Either party may terminate the service agreement for any reason with 30 days prior written notice to the other party.
For the year ended December 31, 2025, the Company incurred expenses of $60,000 to DME Advisors for investor relations services.
2026 PROXY STATEMENT 67

GREENLIGHT RE
Shareholders’ Agreement
Pursuant to the Company’s Shareholders’ Agreement, Greenlight Capital Investors, LLC, which we refer to as GCI, had the right to unlimited demand registration rights once we are eligible to use Form S-3 (or similar short form registration statements). GCI assigned its demand registration rights under the Shareholders’ Agreement, with our consent, to David Einhorn on January 3, 2007. Mr. Einhorn has registration rights for all of his ordinary shares, including those acquired in a private placement in May 2007, as contemplated under the Shareholders’ Agreement. On May 30, 2024, the Company entered into Amendment No. 3 to the Shareholders’ Agreement to extend the expiration date of the Shareholders’ Agreement to June 30, 2034.
Collateral Assets Investment Management Agreement
Effective January 1, 2019, the Company (and certain subsidiaries) entered into a collateral assets investment management agreement, or the CMA, with DME Advisors, pursuant to which DME Advisors manages certain assets of the Company that are not subject to the SILP LPA and are held by the Company to provide collateral required by the cedents in the form of trust accounts and letters of credit. In accordance with the CMA, DME Advisors receives no fees and is required to comply with the collateral investment guidelines. The CMA can be terminated by any of the parties upon 30 days’ prior written notice to the other parties.
Green Brick Partners, Inc.
David Einhorn also serves as the Chair of the Board of Directors of Green Brick Partners, Inc., or GRBK, a publicly traded company. As of December 31, 2025, SILP, along with certain affiliates of DME Advisors, collectively owned 23.7% of the issued and outstanding common shares of GRBK. Under applicable securities laws, DME Advisors may be limited at times in its ability to trade GRBK shares on behalf of SILP.

OTHER MATTERS
Neither the Board of Directors nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

68 2026 PROXY STATEMENT

GREENLIGHT RE
ADDITIONAL INFORMATION
Other Action at the Meeting
As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.
Shareholder Proposals for the Annual General Meeting of Shareholders in 2027
Shareholder Proposals for Inclusion in Proxy Statement
Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual meeting of shareholders and must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the Annual General Meeting of Shareholders in 2027. The Company believes that shareholder proposals received by January 12, 2026 would be considered timely for inclusion in the Company’s Proxy Statement for the Annual General Meeting of Shareholders in 2027, or the 2027 Proxy Statement. Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd.
Shareholder Proposals for Presentation at Meeting
Pursuant to the Company’s Articles, any shareholder proposal for the Annual General Meeting of Shareholders in 2027, or the 2027 Meeting, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 and is therefore not submitted for inclusion in next year’s proxy statement, shall be considered untimely unless received by the Secretary in writing no later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting. As a result, such shareholder proposals must be received no earlier than March 27, 2027 and no later than April 26, 2027 to be considered timely. Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd. If a shareholder proposal is introduced at the 2027 Meeting without any discussion of the proposal in the 2027 Proxy Statement and the shareholder does not notify the Company on a timely basis, in accordance with Cayman Islands corporate law, of the intent to raise such proposal at the 2027 Meeting, then proxies received by the Company for the 2027 Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal.
Shareholder Proposals regarding Director Nominees
Pursuant to the Company’s Articles, any shareholders’ proposal with respect to the nomination of a person for election as a director at the 2027 Meeting must be received no later than 120 days prior to the date of such annual general meeting to be considered timely. Such proposal must otherwise comply with the advance notice procedures and other provisions set forth in the Articles in order for such nominations to be properly brought before the 2027 Meeting.
2026 PROXY STATEMENT 69

GREENLIGHT RE
Costs of Solicitation
The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembly, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. Additionally, we have retained Georgeson LLC as an outside proxy solicitation firm to assist us with the solicitation of proxies. The Company will pay the proxy solicitor $9,000 plus out of pocket expenses.

By Order of the Board of Directors,
/s/ David Sigmon
David Sigmon
Corporate Secretary
April 24, 2026
Grand Cayman, Cayman Islands
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GREENLIGHT RE
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the Meeting?
A: At the Annual Meeting, our stockholders will act upon the proposals described in this proxy statement.
____________________________________
Q: What is the difference between holding shares as a shareholder of record, a registered shareholder and as a beneficial owner of shares?
A: Shareholder of Record or Registered Shareholder. If your ordinary shares are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” or a “registered shareholder” of those shares.
Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firms or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization how to vote the shares held in your account.
____________________________________
Q: Who is paying for this proxy solicitation?
A: The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. Additionally, we have retained Georgeson LLC as an outside proxy solicitation firm to assist us with the solicitation of proxies. The Company will pay the proxy solicitor approximately $9,000, plus reimbursement for reasonable out-of-pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet and by telephone.
____________________________________

Q: How do I revoke my proxy?
A: A shareholder giving a proxy has the power to revoke it at any time before it is voted up until one hour before the meeting by providing written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.
____________________________________
Q: Who can vote at the Meeting?
A: All shareholders as of the Record Date, are entitled to vote at the Annual Meeting.
____________________________________
Q: Who all may attend the Meeting?
A: If you are a shareholder of record, you may:
•Vote in person—you may come to the Annual Meeting and cast your vote in person;
•Vote by mail—mark, sign and date your proxy card and return it in the postage-paid envelope;
•Vote via the Internet—at www.proxyvote.com; or
•Vote via telephone—at 1-800-690-6903.
If you are not a shareholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
____________________________________
Q: What is the quorum requirement for the Annual Meeting?
A: The attendance of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding ordinary shares as of the Record Date is necessary to constitute a quorum at the Meeting.
____________________________________
Q: When will the Company announce the voting results?
A: We will announce the preliminary voting results at the Meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC within four business days of the Meeting.
____________________________________

2026 PROXY STATEMENT 71

GREENLIGHT RE
ANNEX 1 - NON-GAAP FINANCIAL MEASURES
In presenting our results for purposes of compensation determinations, we use certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”). Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.
The key non-GAAP financial measures used in this report are:
•Fully diluted book value per share
•Adjusted Operating Profit (AOP)
Fully Diluted Book Value Per Share
We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.
Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options and all outstanding RSUs. Basic book value per share is calculated as follows: (a) ending shareholders' equity, divided by (b) the Ordinary shares issued and outstanding, as reported in the consolidated financial statements.
Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.
For a reconciliation of diluted book value per share, for the fiscal years ended December 31, 2025, and 2024, please see our Annual Report on Form 10-K for the year ended December 31, 2025.
Adjusted Operating Profit
Effective January 1, 2025, one of the ways that we measure our performance is based on adjusted operating profit, or AOP, as this measure reflects management’s contribution to long term profitability and operational efficiency. We use AOP as a performance measure in our short-term incentive compensation.
AOP is a non-GAAP financial measure and should not be viewed as a substitute for the comparable U.S. GAAP measure— net income before taxes. AOP is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP.
The following table presents a reconciliation of net income before taxes (GAAP) to the AOP for the year ended December 31, 2025.

Year ended December 31, 2025
($ in thousands)
Income before income tax, as reported	$78,311
Subtract:
Total investment income	(60,168)
Add:
Foreign exchange gains	(8,465)
Corporate expenses	21,607
Interest expense	4,366
Net underwriting income	$35,651
Add: 50% allowance for 2025 California Wildfire losses	11,562
Subtract: Corporate and other expenses related to Innovations segment	(2,703)
Adjusted operating profit	$44,510

Total equity (U.S. GAAP), opening balance	$635,879
AOP as percentage of book value	7.0%
72 2026 PROXY STATEMENT

GREENLIGHT RE

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the election of each director nominee named in Proposal 1 and FOR Proposals 2 and 3.

+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Greg Richardson	☐	☐	☐	02 - David Einhorn	☐	☐	☐	03 - Johnny Ferrari	☐	☐	☐
04 - Ursuline Foley	☐	☐	☐	05 - Leonard Goldberg	☐	☐	☐	06 - Victoria Guest	☐	☐	☐
07 - Ian Isaacs	☐	☐	☐	08 - Bryan Murphy	☐	☐	☐	09 - Joseph Platt	☐	☐	☐
10 - Daniel Roitman	☐	☐	☐	11 - Ariel Warszawski	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

049X3B

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.
The 2026 Proxy Statement and Annual Report to Shareholders are available at: **www.edocumentview.com/GLRE**

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Greenlight Capital Re, Ltd.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENLIGHT CAPITAL RE, LTD.

The undersigned hereby appoints Greg Richardson, Faramarz Romer, and each of them, as proxies of the undersigned, with full power to act without the other and with full power of substitution, to vote all the ordinary shares of Greenlight Capital Re, Ltd. held in the name of the undersigned at the close of business on May 1, 2026, at the Annual General Meeting of Shareholders to be held on July 28, 2026, at 9:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below, and conferring authority upon the named proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1-3, ALL SAID ITEMS BEING DESCRIBED IN THE NOTICE OF SUCH MEETING, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)